Exhibit 4.13

Execution Copy

AMENDED AND RESTATED INTERCREDITOR AGREEMENT

This AMENDED AND RESTATED INTERCREDITOR AGREEMENT, dated as of December 7, 2009, is entered into by and among (a) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as trustee pursuant to the Existing Notes Indenture (as hereinafter defined) for the Existing Notes Noteholders (as hereinafter defined) (in such capacity, together with its successors and assigns in such capacity, the “Existing Notes Trustee”); (b) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as collateral agent pursuant to the Existing Notes Collateral Agreements (as hereinafter defined) for the benefit of the Existing Notes Trustee and the Existing Notes Noteholders (in such capacity, together with its successors and assigns in such capacity, the “Existing Notes Collateral Agent”); (c) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as trustee pursuant to the Interim Notes Indenture (as hereinafter defined) for the Interim Notes Noteholders (as hereinafter defined) (in such capacity, together with its successors and assigns in such capacity, the “Interim Notes Trustee”); (d) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as collateral agent pursuant to the Interim Notes Collateral Agreements (as hereinafter defined) for the benefit of the Interim Notes Trustee and the Interim Notes Noteholders (in such capacity, together with its successors and assigns in such capacity, the “Interim Notes Collateral Agent”); (e) each additional AUTHORIZED REPRESENTATIVE from time to time party hereto for the Additional Secured Parties of the Series of Secured Debt with respect to which it is acting in such capacity; and (f) FIBERTOWER CORPORATION, a Delaware corporation, FIBERTOWER NETWORK SERVICES CORP., a Delaware corporation, ART LEASING, INC., a Delaware corporation, TELIGENT SERVICES ACQUISITION, INC., a Delaware corporation, ART LICENSING CORP., a Delaware corporation, and FIBERTOWER SOLUTIONS CORPORATION, a Delaware corporation.

W I T N E S S E T H:

WHEREAS, the Company (as hereinafter defined), the Guarantors (as hereinafter defined) and the Existing Notes Trustee have entered into the Indenture, dated as of November 9, 2006, (as such Indenture may be amended, modified, supplemented, extended, renewed, restated or refinanced, the “Existing Notes Indenture”) governing the 9.00% Convertible Senior Secured Notes due 2012 (such notes, the “Existing Notes”) issued by the Company to the Existing Notes Noteholders;

WHEREAS, on the date hereof the Company, the Guarantors and the Interim Notes Trustee have entered into the Indenture, dated as of December 7, 2009, (as such Indenture may be amended, modified, supplemented, extended, renewed, restated or refinanced, the “Interim Notes Indenture”) governing the 9.00% Mandatorily Redeemable Convertible Senior Secured Notes due 2012 (such notes, including the Initial Interim Notes and any Additional Interim Notes (each, as defined below), the “Interim Notes”) issued by the Company to the Interim Notes Noteholders (as defined below);

WHEREAS, after the date hereof, the Company and the Guarantors may, subject to the terms of the Secured Debt Documents enter into a Working Capital Facility (as defined below) (as such agreement may be amended, modified, supplemented, extended, renewed, restated or refinanced, the “Working Capital Facility Agreement”) under agreements evidencing such Working Capital Facility Indebtedness, which the Company desires to secure on a senior basis to the Notes Liens and the Pari Passu Liens.  The Working Capital Facility Indebtedness (as defined below) shall be permitted to be secured by the Working Capital Facility Collateral (as defined below) if (x) the Secured Debt Documents do not prohibit such Working Capital Facility Indebtedness from being secured by the Working Capital Facility Collateral and (y) the Working Capital Facility Collateral Agent, for itself and on behalf of the lenders party to such Working Capital Facility Agreement, execute and deliver a joinder agreement hereto and become a party to this Agreement pursuant to the requirements of Section 8.7 hereof.

WHEREAS, after the date hereof, the Company may, subject to the terms and conditions of the Secured Debt Documents, incur additional indebtedness that is pari passu with the Interim Notes Indebtedness (the “Pari Passu Indebtedness”, as hereinafter further defined) under agreements evidencing such Pari Passu Indebtedness, which the Company desires to secure on a pari passu basis with the Interim Notes Liens (but junior and subordinate to the Working Capital Facility Liens and senior to the Existing Notes Liens).  Such Pari Passu Indebtedness shall be permitted to be secured by the Pari Passu Collateral if (x) the Secured Debt Documents do not prohibit such Pari Passu Indebtedness from being secured by the Pari Passu Collateral and (y) the Pari Passu Collateral Agent, for itself and on behalf of the Pari Passu Lenders (as hereinafter defined) execute and deliver a joinder agreement hereto and become a party to this Agreement pursuant to the requirements of Section 8.7 hereof.

WHEREAS, certain of the Existing Notes Noteholders have agreed to exchange Existing Notes held by such Existing Notes Noteholders for the Initial Interim Notes, and in connection therewith Existing Notes Noteholders of at least a majority in aggregate principal amount of the Existing Notes outstanding voting as a single class have agreed to amend and restate the form of Intercreditor Agreement attached as Exhibit G to the Existing Notes Indenture in its entirety pursuant to this Agreement; and

WHEREAS, it is a condition precedent to the issuance by the Company of the Interim Notes that the Existing Notes Trustee, the Existing Notes Collateral Agent, the Interim Notes Trustee, the Interim Notes Collateral Agent, the Company and the Guarantors enter into this Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Definitions.  Unless otherwise specifically stated, any capitalized terms used in this Agreement which are not otherwise defined herein shall have the respective meanings ascribed to such terms in the Indentures then in effect or, if the Indentures define the same term differently, in the Interim Notes Indenture as then in effect.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and the plural form of the terms indicated):

“Additional Interim Notes” means the aggregate principal amount of Interim Notes (other than the Initial Interim Notes) issued under the Interim Notes Indenture (i) in lieu of interest payment on the Initial Interim Notes as permitted by Section 5.09 of the Interim Notes Indenture and paragraph “1. Interest” in the form of Interim Note attached as  Exhibit A thereto or (ii) subject to the satisfaction of all of the covenants in the Interim Notes Indenture, including, without limitation, Sections 5.09 and 5.12 of the Interim Notes Indenture, in each case in the form of Exhibit A thereto, as part of the same series as the Initial Interim Notes.

“Additional Secured Parties” means, with respect to the Working Capital Facility Indebtedness and the Pari Passu Indebtedness, the holders of such Indebtedness, any trustee or agent therefor under any related promissory notes, indentures, collateral documents or other operative agreements evidencing or governing such Indebtedness, in each case, as amended, restated, refinanced or otherwise modified from time to time, but shall not include the Obligors.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agreement” means this Amended and Restated Intercreditor Agreement, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“asset” means any asset or property (tangible and intangible).

“Asset Sale” means in a single transaction or a series of related transactions:  (i) the sale, lease, conveyance or other disposition of any assets or rights (including by way of a sale and leaseback transaction), other than the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole; and (ii) the issuance or sale of Equity Interests of any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of the Company’s Subsidiaries.  For purposes of this definition, the term “Asset Sale” shall not include:

(1)           any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $1.0 million;

(2)           a transfer of assets between or among the Company and its wholly-owned Guarantors;

(3)           an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a wholly-owned Guarantor;

(4)           the sale or lease of products, services or accounts receivable in the ordinary course of business or equipment or other assets pursuant to a program for the maintenance or upgrading of such equipment or assets including, without limitation, the disposition of equipment that is worn out or obsolete; and

(5)           the sale or other disposition of cash or Cash Equivalents.

“Authorized Representative” means (i) in the case of any Working Capital Facility Obligations, the Working Capital Facility Collateral Agent on its own behalf and on behalf of the Working Capital Facility Lenders, (ii) in the case of the Existing Notes Obligations, the Existing Notes Collateral Agent on its own behalf and on behalf of the Existing Notes Noteholders, (iii) in the case of the Interim Notes Obligations, the Interim Notes Collateral Agent on its own behalf and on behalf of the Interim Notes Noteholders, and (iv) in the case of the Pari Passu Obligations, the Pari Passu Collateral Agent on its own behalf and on behalf of the Pari Passu Lenders.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. 101 et seq.), as amended from time to time, and any successor statute, or if the context so requires, any similar federal or state law.

“Board of Directors” means (i) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (ii) with respect to a partnership, the board of directors of the general partner of the partnership, (iii) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof and (iv) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York, New York or San Francisco, California or at a place of payment are authorized or required by law, regulation or executive order to remain closed.

“Capital Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)           in the case of a corporation, corporate stock;

(2)           in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)           in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests, respectively; and

(4)           any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation in profits, losses or distribution of assets with Capital Stock.

“Cash Equivalents” means:

(1)           United States dollars;

(2)           securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than twelve months from the date of acquisition;

(3)           certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twelve months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)           repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)           commercial paper having one of the two highest ratings obtainable from Moody’s or Standard & Poor’s and, in each case, maturing within twelve months after the date of acquisition; and

(6)           money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Collateral” means all collateral of whatsoever nature purported to be subject to the lien of any of the Secured Debt Documents.

“Collateral Documents” means, collectively, (i) the Working Capital Facility Collateral Documents, (ii) the Notes Collateral Documents, and (iii) the Pari Passu Collateral Documents.

“Company” means FiberTower Corporation, and its successors and assigns, including, without limitation, any receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any successor or assign.

“Comparable Noteholder Collateral Document” means, in relation to any Shared Collateral subject to any Working Capital Facility Security Document, that Noteholder Collateral Document which creates a security interest in the same Collateral, granted by the same Obligor or Obligors.

“Comparable Pari Passu Collateral Document” means, in relation to any Shared Collateral that is also Pari Passu Collateral, subject to any Working Capital Facility Security Document, that Pari Passu Collateral Document which creates a security interest in the same Collateral, granted by the same Obligor or Obligors.

“Controlling Collateral Agent” means, with respect to any Shared Collateral, (i) from and after the incurrence of the Working Capital Facility Obligations until the Discharge of Working Capital Facility Obligations, the Working Capital Facility Collateral Agent, and (ii) until the Discharge of Interim Notes Obligations, provided that no Working Capital Facility Obligations are outstanding, the Primary Notes Collateral Agent.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Secured Parties whose Authorized Representative is the Controlling Collateral Agent for such Shared Collateral.

“Discharge of Interim Notes Obligations” means the occurrence of all of the following:

(1)           payment in full in cash of the principal of and interest and premium (if any) on all Interim Notes Indebtedness; and

(2)           payment in full in cash of all other Interim Notes Obligations that are outstanding and unpaid at the time the Interim Notes Indebtedness is paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time); or

(3)           mandatory redemption of the Interim Notes shall have occurred in accordance with the Interim Notes Indenture which results in a satisfaction and discharge of the Interim Notes Indenture, provided that the “Transition Effective Date” and “Transition Incorporation”, each as defined in the Omnibus Intercreditor Agreement between the parties hereto to which this Agreement is attached as Exhibit A, shall have occurred and the “New ICA”, as so defined, shall be effective.

“Discharge of Working Capital Facility Obligations” means the occurrence of all of the following:

(1)           termination or expiration of all commitments to extend credit that would constitute Working Capital Facility Indebtedness;

(2)           payment in full in cash of the principal of and interest and premium (if any) on all Working Capital Facility Indebtedness (other than any undrawn letters of credit);

(3)           cash collateralization (at the lower of (i) 110% of the aggregate undrawn amount and (ii) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Working Capital Facility Document), expiration, termination or return to the issuing bank of all outstanding letters of credit constituting Working Capital Facility Indebtedness; and

(4)           payment in full in cash of all other Working Capital Facility Obligations that are outstanding and unpaid at the time the Working Capital Facility Obligations are paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time).

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is ninety-one (91) days after the date on which the Notes mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption does not violate any of the Indentures then in effect.

“Enforcement Action” means the commencement of any judicial or nonjudicial enforcement, collection, execution, levy or foreclosure action or proceeding with respect to, or seeking to have a trustee, receiver, liquidator or similar official appointed for or over, attempting any action to take possession of, or otherwise exercising any enforcement right, remedy or power with respect to, or otherwise taking any action to enforce its security interest in or realize upon, or take any other enforcement action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Collateral Document, applicable law or otherwise, other than as permitted in Section 3.1(b).

“Equally and Ratably” means, in reference to sharing Liens or Proceeds thereof with respect to Shared Collateral as between the Senior Subordinated Secured Parties, that such Liens or proceeds will be allocated and distributed to the Primary Notes Collateral Agent (for the account of the Interim Notes Noteholders) and the Pari Passu Collateral Agent (for the account of the Pari Passu Lenders), ratably in proportion to outstanding Obligations in respect of the Interim Notes Indebtedness and Pari Passu Indebtedness, as applicable, when the allocation or distribution is made.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Existing Notes” shall have the meaning set forth in the recitals hereto.

“Existing Notes Collateral” means all of the assets of any Obligor (other than the Capital Stock or assets of Guarantors that hold the Company’s 24 GHz or 39 GHz FCC Licenses), whether real, personal or mixed, with respect to which a Lien is granted as security for any Existing Notes Obligations.

“Existing Notes Collateral Agreement” means the Pledge and Security Agreement, dated as of November 9, 2006, among the Obligors party thereto and the Existing Notes Collateral Agent, as the same may be amended, modified, supplemented, extended, renewed, or restated from time to time.

“Existing Notes Collateral Documents” means this Agreement, the Existing Notes Collateral Agreement, the Existing Notes Mortgages, and any other document or instrument executed and delivered at any time pursuant to any Existing Notes Document or otherwise, pursuant to which a Lien is granted by an Obligor to secure any Existing Notes Obligations or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, modified, supplemented, extended, renewed, or restated from time to time.

“Existing Notes Documents” means the Existing Notes Indenture, the Existing Notes, the Existing Notes Guarantees, the Existing Notes Collateral Documents and any other agreements governing, securing or relating to any Existing Notes Obligations.

“Existing Notes Guarantee” means the guarantee by each Guarantor of the Company’s payment obligations under the Existing Notes Indenture.

“Existing Notes Indebtedness” means the $293,796,440 aggregate principal amount of Existing Notes issued under the Existing Notes Indenture and outstanding on the date hereof.

“Existing Notes Indenture” shall have the meaning set forth in the recitals hereto.

“Existing Notes Lien” means a Lien granted by an Existing Notes Collateral Document to the Existing Notes Collateral Agent (or any other holder, or representative of holders, of Existing Notes Obligations), at any time, upon any assets of the Company or any Guarantor to secure Existing Notes Obligations.

“Existing Notes Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Obligor is granted to secure any Existing Notes Obligations or under which rights or remedies with respect to any such Liens are governed, as the same may be amended, modified, supplemented, extended, renewed, or restated from time to time.

“Existing Notes Noteholders” means the Persons holding Existing Notes Indebtedness.

“Existing Notes Obligations” means Existing Notes Indebtedness and all other Obligations in respect thereof.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in the Indentures then in effect), evidenced by a resolution delivered to the Trustee.

“FCC” means the U.S. Federal Communications Commission and any successor agency that is responsible for regulating the U.S. telecommunications industry.

“FCC License” means any authorization, license or permit issued by the FCC, together with any extensions or renewals thereof.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Guarantor” means each Domestic Restricted Subsidiary of the Company on the date hereof, and each other Domestic Restricted Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of the Indentures then in effect, in each case, together with their respective successors and assigns, unless and until the Note Guarantee of such Person has been released in accordance with the provisions of the Indentures then in effect.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person, incurred in the ordinary course of business to protect against interest rate and foreign currency exchange rate fluctuations, under:

(1)           interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

(2)           other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)           other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Indentures” means, collectively, (i) the Existing Notes Indenture, and (ii) the Interim Notes Indenture.

“Initial Interim Notes” means $266,791,438 aggregate principal amount of Interim Notes issued under the Interim Notes Indenture on December 7, 2009.

“Insolvency Proceeding” means, as to any Person, any of the following: (a) any case or proceeding with respect to such Person under the Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization, arrangement, composition or readjustment of the obligations and Indebtedness of such Person; (b) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Person or any of its assets; (c) any proceeding for liquidation, dissolution or other winding up of the business of such Person; or (d) any assignment for the benefit of creditors or any marshaling of assets of such Person.

“Interim Notes” shall have the meaning set forth in the recitals hereto.

“Interim Notes Collateral” means all of the assets of any Obligor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Interim Notes Obligations.

“Interim Notes Collateral Agreement” means the Collateral Agreement, dated as of December 7, 2009, among the Obligors party thereto and the Interim Notes Collateral Agent, as the same may be amended, modified, supplemented, extended, renewed, or restated from time to time.

“Interim Notes Collateral Documents” means this Agreement, the Interim Notes Collateral Agreement, the Interim Notes Mortgages, and any other document or instrument executed and delivered at any time pursuant to any Interim Notes Document or otherwise, pursuant to which a Lien is granted by an Obligor to secure any Interim Notes Obligations or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, modified, supplemented, extended, renewed, or restated from time to time.

“Interim Notes Documents” means the Interim Notes Indenture, the Interim Notes, the Interim Notes Guarantees, the Interim Notes Collateral Documents, the Interim Notes Registration Rights Agreement and any other agreements governing, securing or relating to any Interim Notes Obligations.

“Interim Notes Guarantee” means the guarantee by each Guarantor of the Company’s payment obligations under the Interim Notes Indenture.

“Interim Notes Indebtedness” means (1) the Initial Interim Notes and the Interim Notes Guarantees issued on December 7, 2009, and (2) any Additional Interim Notes and Interim Notes Guarantees thereon issued pursuant to the Indenture.

“Interim Notes Indenture” shall have the meaning set forth in the recitals hereto.

“Interim Notes Lien” means a Lien granted by an Interim Notes Collateral Document to the Interim Notes Collateral Agent (or any other holder, or representative of holders, of Interim Notes Obligations), at any time, upon any assets of the Company or any Guarantor to secure Interim Notes Obligations.

“Interim Notes Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any Obligor is granted to secure any Interim Notes Obligations or under which rights or remedies with respect to any such Liens are governed, as the same may be amended, modified, supplemented, extended, renewed, or restated from time to time.

“Interim Notes Noteholders” means the Persons holding Interim Notes Indebtedness.

“Interim Notes Obligations” means Interim Notes Indebtedness and all other Obligations in respect thereof.

“Interim Notes Registration Rights Agreement” means the registration rights agreement, to be dated as of the date of the mandatory redemption of the Interim Notes, among the Company, the Guarantors and the initial purchasers of the Interim Notes identified therein, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

“Junior Secured Parties” means, collectively, (i) the Existing Notes Collateral Agent and the Existing Notes Noteholders, (ii) the Senior Subordinated Secured Parties, and (iii) each other Person that from time to time holds any Existing Notes Indebtedness, Interim Notes Indebtedness or Pari Passu Indebtedness.  At all times, the Existing Notes Collateral Agent and the Existing Notes Noteholders shall, in relationship to the Interim Notes Collateral Agent and the Interim Notes Noteholders, constitute Junior Secured Parties for all purposes of this Agreement.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.

“Liquidated Damages” means all liquidated damages then owing pursuant to the Interim Notes Registration Rights Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, relocation expenses incurred as a result of the Asset Sale, and taxes paid or payable as a result of the Asset Sale after taking into account any available tax credits or deductions and any tax sharing arrangements, (2) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Working Capital Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale, and (3) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Secured Parties that are not Controlling Secured Parties with respect to such Shared Collateral.

“Noteholders” means, collectively, (i) the Existing Notes Noteholders, and (ii) the Interim Notes Noteholders.

“Notes Collateral Agent” means Wells Fargo Bank, National Association, in its capacity as Collateral Agent under the Notes Collateral Documents, together with any successors in such capacity.

“Notes Collateral Documents” means, collectively, (i) the Existing Notes Collateral Documents, and (ii) the Interim Notes Collateral Documents.

“Notes Documents” means, collectively, (i) the Existing Notes Documents, and (ii) the Interim Notes Documents.

“Notes Indebtedness” means, collectively, (i) the Existing Notes Indebtedness, and (ii) the Interim Notes Indebtedness.

“Notes Obligations” means, collectively, Obligations in respect of (i) the Existing Notes Indebtedness, and (ii) Interim Notes Indebtedness.

“Obligations” means (1) with respect to Existing Notes Indebtedness, any principal, premium, if any, accrued and unpaid interest, monetary penalty, or damages, due by the Company or any Guarantor under the terms of the Existing Notes or the Existing Notes Indenture, (2) with respect to Interim Notes Indebtedness, any principal, premium, if any, accrued and unpaid interest, including Liquidated Damages, if any, or monetary penalty, or damages, due by the Company or any Guarantor under the terms of the Interim Notes or the Interim Notes Indenture, (3) with respect to Working Capital Facility Indebtedness, any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the Working Capital Facility Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable by the Company or any guarantor of the Working Capital Facility Indebtedness and (4) with respect to Pari Passu Indebtedness, any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the Pari Passu Indebtedness Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable by the Company or any guarantor of the Pari Passu Indebtedness.

“Obligor” means the Company and any Guarantor.

“Officer” means, with respect to any Person, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by an Officer of the Company, who must be the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the Chief Accounting Officer of the Company.

“Pari Passu Collateral” means all of the assets of any Obligor (other than the Capital Stock or assets of Guarantors that hold the Company’s 24 GHz or 39 GHz FCC Licenses), whether real, personal or mixed, with respect to which a Lien is granted as security for any Pari Passu Obligations.

“Pari Passu Collateral Agent” means, at any time, the Person serving at such time as the “Collateral Agent” under the agreement governing any Pari Passu Indebtedness or any other representative then most recently designated in accordance with the applicable provisions of any such agreement, together with its successors in such capacity.

“Pari Passu Collateral Documents” means this Agreement and any other document or instrument executed and delivered at any time pursuant to any Pari Passu Indebtedness Document or otherwise, pursuant to which a Lien is granted by an Obligor to secure any Pari Passu Obligations or under which rights or remedies with respect to any such Lien are governed, as the same may be amended, modified, supplemented, extended, renewed, or restated from time to time.

“Pari Passu Indebtedness” means Indebtedness permitted by clause (2) of the second paragraph of Section 5.09 of the Interim Notes Indenture.

“Pari Passu Indebtedness Cap” means the principal amount outstanding under any Pari Passu Indebtedness in an aggregate principal amount not to exceed $250.0 million.

“Pari Passu Indebtedness Documents” means the Pari Passu Collateral Documents, and any other documents, instruments and agreements executed by or on behalf of any Obligor which is or becomes a party to any Pari Passu Indebtedness Document and delivered to or for the Pari Passu Collateral Agent, securing or relating to any Pari Passu Obligations, and any other transaction contemplated by the Pari Passu Indebtedness Documents, all as amended, restated, supplemented or modified from time to time.

“Pari Passu Lenders” means the Persons holding Pari Passu Indebtedness, including, without limitation, the Pari Passu Collateral Agent.

“Pari Passu Lien” means a Lien granted to the Pari Passu Collateral Agent (or any other holder, or representative of holders, of Pari Passu Indebtedness), at any time, upon any assets of the Company or any Guarantor to secure the Pari Passu Obligations.

“Pari Passu Obligations” means the Pari Passu Indebtedness and all other Obligations in respect Pari Passu Indebtedness.

“Person” or “person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Primary Notes Collateral Agent” means the Interim Notes Collateral Agent, together with any successors in such capacity.

“Proceeds” shall have the meaning set forth in Section 4.1.

“Qualified Indemnification Claim” means any claim for indemnification which the Working Capital Facility Collateral Agent or any Working Capital Facility Lender has against any Obligor pursuant to the indemnification obligations of the Company and the other Obligors under the Working Capital Facility Documents as set forth in the Indemnification Claim Notice (as defined below); provided, that (a) within five (5) Business Days following delivery by the Notes Collateral Agent or the Pari Passu Collateral Agent, as applicable, of an Exercise Notice (as defined herein), the Notes Collateral Agent or Pari Passu Collateral Agent, as applicable, is provided with (i) a reasonably detailed description of such claim, including the approximate amount (if any) of such claim, if known (the “Indemnification Claim Notice”), and (ii) copies of all correspondence, if any, with any Obligor in respect of such claim, or notices, if any, delivered to any Obligor in respect of such claim, and (b) promptly following a request therefor by the Notes Collateral Agent or Pari Passu Collateral Agent, as applicable, on or after the date on which the Exercise Notice is delivered by the Notes Collateral Agent or Pari Passu Collateral Agent, as applicable, deliver such other information as may be reasonably requested by the Notes Collateral Agent or Pari Passu Collateral Agent, as applicable, in respect of such claim to the extent that the Working Capital Facility Collateral Agent or any Working Capital Facility Lender has such information in its actual possession or control.

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Required Noteholders” means, as applicable, (i) in the case of the Existing Notes Indenture, the holders of an aggregate principal amount of all Existing Notes Indebtedness (or portion thereof) then outstanding required to approve any amendment or modification of the Existing Notes Documents, or any termination or waiver of any provision of the Existing Notes Documents, or any consent or departure by any of the Obligors therefrom, and (ii) in the case of the Interim Notes Indenture, the holders of an aggregate principal amount of all Interim Notes Indebtedness (or portion thereof) then outstanding required to approve any amendment or modification of the Interim Notes Documents, or any termination or waiver of any provision of the Interim Notes Documents, or any consent or departure by any of the Obligors therefrom.  For purposes of this definition, Notes Indebtedness registered in the name of, or beneficially owned by, any Obligor or any of its Affiliates will be deemed not to be outstanding.

“Required Pari Passu Lenders” means, as applicable, the holders of an aggregate principal amount of all Pari Passu Indebtedness then outstanding required to approve any amendment or modification of a Pari Passu Indebtedness Document, or any termination or waiver of any provision of a Pari Passu Indebtedness Document, or any consent or departure by any of the Obligors therefrom. For purposes of this definition, Pari Passu Indebtedness registered in the name of, or beneficially owned by, any Obligor or any of its Affiliates will be deemed not to be outstanding.

“Required Working Capital Facility Lenders” means, as applicable, those Working Capital Facility Lenders required under the terms of the Working Capital Facility Documents to approve any amendment or modification of a Working Capital Facility Document, or any termination or waiver of any provision of a Working Capital Facility Document, or any consent or departure by any of the Obligors therefrom.

“Restricted Subsidiary” of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

“Secured Debt Documents” means, collectively, the Notes Documents, the Working Capital Facility Documents and any Pari Passu Indebtedness Documents.

“Secured Parties” means, collectively, (i) the Working Capital Facility Collateral Agent and the Working Capital Facility Lenders, (ii) the Existing Notes Collateral Agent, the Existing Notes Trustee, and the Existing Notes Noteholders, (iii) the Interim Notes Collateral Agent, the Interim Notes Trustee and the Interim Notes Noteholders, and (iv) the Pari Passu Collateral Agent and the Pari Passu Lenders.

“Senior Indebtedness” means, collectively, (i) Working Capital Facility Indebtedness, (ii) the Interim Notes Indebtedness, and (iii) the Pari Passu Indebtedness.

“Senior Subordinated Secured Parties” means, collectively, (i) the Interim Notes Collateral Agent and the Interim Notes Noteholders, (ii) the Pari Passu Collateral Agent and the Pari Passu Lenders, and (iii) each other Person that from time to time holds such Obligations.

“Series of Secured Debt” means, severally, each of Working Capital Facility Indebtedness, Notes Indebtedness and the Pari Passu Indebtedness.

“Shared Collateral” means Collateral that secures each of the Working Capital Facility Obligations, the Notes Obligations and any Pari Passu Obligations, provided that the Shared Collateral with respect to Existing Notes Indebtedness and Pari Passu Indebtedness shall not include the assets and Capital Stock of Guarantors that hold the Company’s 24 GHz or 39 GHz FCC Licenses.

“Standard & Poor’s” means Standard & Poor’s Corporation.

“Subsidiary” means, with respect to any specified Person:

(1)           any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)           any partnership (a) the sole general partner or the managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

“Trustee” shall include, in addition to the Existing Notes Trustee and Interim Notes Trustee referred to in the recitals hereto, the then acting collateral agent under the Indentures then in effect and any successor thereto exercising substantially the same rights and powers, or if there is no acting collateral agent under the Indentures then in effect, the Noteholders holding a majority in principal amount of Notes Indebtedness then outstanding.

“UCC” means the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent such Subsidiary:

(1)           has no Indebtedness other than Non-Recourse Indebtedness;

(2)           except as permitted by Section 5.11 to the Indentures, is not a party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary other than those that might be obtained at the time from Persons who are not Affiliates of the Company or any Restricted Subsidiary;

(3)           is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)           has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Working Capital Facility” has the meaning assigned to such term in the Interim Notes Indenture.

“Working Capital Facility Collateral” means all of the assets of any Obligor, whether real, personal or mixed, with respect to which a Lien is granted as security for any Working Capital Facility Obligations.

“Working Capital Facility Collateral Agent” means, at any time, the Person serving at such time as the “Collateral Agent” under the Working Capital Facility or any other representative then most recently designated in accordance with the applicable provisions of the Working Capital Facility, together with its successors in such capacity.

“Working Capital Facility Debt Cap” means the principal amount outstanding under the Working Capital Facility in an aggregate principal amount not to exceed 110% of the amount at any one time outstanding under clause (1) of Section 5.09 of the Interim Notes Indenture (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company thereunder) not to exceed $50,00,000, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company to repay any Indebtedness under the

Working Capital Facility and effect a corresponding permanent commitment reduction thereunder pursuant to Section 5.10 of the Interim Notes Indenture.

“Working Capital Facility Documents” means the Working Capital Facility, the Working Capital Facility Security Documents, and all agreements governing or relating to any Working Capital Facility Obligations.

“Working Capital Facility Indebtedness” means:

(1)           Indebtedness of the Company, the Guarantors and the guarantors under the Working Capital Facility Agreement that was permitted to be incurred and secured under each applicable Secured Debt Document (or as to which the lenders under the Working Capital Facility Agreement obtained an Officers’ Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and secured by all applicable Secured Debt Documents); and

(2)           Hedging Obligations incurred to hedge or manage interest rate risk with respect to Working Capital Facility Indebtedness; provided, that:

(a)           such Hedging Obligations are secured by a Working Capital Facility Lien on all of the assets that secure Indebtedness under the Working Capital Facility Agreement; and

(b)           such Working Capital Facility Lien is senior to or on a parity with the Working Capital Facility Liens securing Indebtedness under the Working Capital Facility Agreement.

“Working Capital Facility Lenders” means the Persons holding Working Capital Facility Indebtedness.

“Working Capital Facility Lien” means a Lien granted by a Working Capital Facility Security Document to the Working Capital Facility Collateral Agent (or any Working Capital Facility Lender or other representative of the Working Capital Facility Lenders), at any time, upon any assets of the Company, any Guarantor or any guarantor under the Working Capital Facility Agreement to secure Working Capital Facility Obligations.

“Working Capital Facility Obligations” means the Working Capital Facility Indebtedness and all other Obligations in respect of Working Capital Facility Indebtedness.

“Working Capital Facility Security Documents” means this Agreement and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any Guarantor creating (or purporting to create) a Working Capital Facility Lien upon collateral in favor of the Working Capital Facility Collateral Agent, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

Section 2. Lien Priorities.

2.1           Acknowledgment of Liens.

(a)           The Existing Notes Collateral Agent hereby acknowledges that (i) the Interim Notes Collateral Agent, acting for and on behalf of the Interim Notes Trustee and the Interim Notes Noteholders, has been granted Liens upon the Interim Notes Collateral pursuant to the Interim Notes Collateral Documents to secure the Interim Notes Obligations, (ii) to the extent any Working Capital Facility Indebtedness is outstanding, the Working Capital Facility Collateral Agent, acting for and on behalf of Working Capital Facility Lenders, shall be granted Liens upon the Working Capital Facility Collateral pursuant to the Working Capital Facility Documents to secure the Working Capital Facility Obligations (subject to the principal amount thereof not exceeding the Working Capital Facility Debt Cap) and (iii) to the extent any Pari Passu Indebtedness is outstanding, the Pari Passu Collateral Agent, acting for and on behalf of the Pari Passu Lenders, has been granted Liens upon the Pari Passu Collateral pursuant to the Pari Passu Indebtedness Documents to secure the Pari Passu Obligations (subject to the principal amount thereof not exceeding the Pari Passu Indebtedness Cap).

(b)           The Interim Notes Collateral Agent hereby acknowledges that (i) the Existing Notes Collateral Agent, acting for and on behalf of the Existing Notes Trustee and the Existing Notes Noteholders, has been granted Liens upon the Existing Notes Collateral pursuant to the Existing Notes Collateral Documents to secure the Existing Notes Obligations, (ii) to the extent any Working Capital Facility Indebtedness is outstanding, the Working Capital Facility Collateral Agent, acting for and on behalf of Working Capital Facility Lenders, has been granted Liens upon the Working Capital Facility Collateral pursuant to the Working Capital Facility Documents to secure the Working Capital Facility Obligations (subject to the principal amount thereof not exceeding the Working Capital Facility Debt Cap) and (iii) to the extent any Pari Passu Indebtedness is outstanding, the Pari Passu Collateral Agent, acting for and on behalf of the Pari Passu Lenders, has been granted Liens upon the Pari Passu Collateral pursuant to the Pari Passu Indebtedness Documents to secure the Pari Passu Obligations (subject to the principal amount thereof not exceeding the Pari Passu Indebtedness Cap).

2.2           Subordination.  Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of the Working Capital Facility Collateral Agent or any Working Capital Facility Lender, the Existing Notes Collateral Agent or any Existing Notes Noteholder, the Interim Notes Collateral Agent or any Interim Notes Noteholder, the Pari Passu Collateral Agent or any holder of any Pari Passu Indebtedness, in each case in any Shared Collateral, and notwithstanding any conflicting provisions, terms or conditions of the UCC or any other applicable law or the Existing Notes Documents, the Interim Notes Documents, the Pari Passu Indebtedness Documents or the Working Capital Facility Documents or any other circumstance whatsoever, each of the Authorized Representatives hereby agree that:

(a)           any Lien on the Working Capital Facility Collateral securing any or all of the Working Capital Facility Obligations (subject to the principal amount thereof not exceeding the Working Capital Facility Debt Cap) now or hereafter held by the Working Capital Facility

Collateral Agent shall be senior and prior to any Lien on the Shared Collateral securing any or all of the Existing Notes Obligations, the Interim Notes Obligations or the Pari Passu Obligations, whether or not any such Liens securing any of the Working Capital Facility Obligations are subordinated to any Lien securing any other obligation of the Company or any Guarantor, in each case, on the terms and in the manner set forth in this Agreement;

(b)           any Lien on the Shared Collateral securing any or all of the Interim Notes Obligations or the Pari Passu Obligations now or hereafter held by the Interim Notes Collateral Agent or the Pari Passu Collateral Agent, respectively, shall be senior and prior to any Lien on the Shared Collateral securing any or all of the Existing Notes Obligations, whether or not any such Liens securing any of the Interim Notes Obligations and the Pari Passu Obligations are subordinated to any Lien securing any other obligation of the Company or any Guarantor, in each case, on the terms and in the manner set forth in this Agreement;

(c)           any Lien on the Shared Collateral now or hereafter held by the Existing Notes Collateral Agent, the Interim Notes Collateral Agent or the Pari Passu Collateral Agent, regardless of how acquired, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any or all of the Working Capital Facility Obligations (subject to the principal amount thereof not exceeding the Working Capital Facility Debt Cap); and

(d)           any Lien on the Shared Collateral now or hereafter held by the Existing Notes Collateral Agent, regardless of how acquired, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any or all of the Interim Notes Obligations and the Pari Passu Obligations.

2.3           Pari Passu Liens.  Notwithstanding the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien in favor of the Interim Notes Collateral Agent or the Pari Passu Collateral Agent in the Shared Collateral , and notwithstanding any conflicting provisions, terms or conditions of the UCC or any other applicable law or the Interim Notes Documents or the Pari Passu Indebtedness Documents or any other circumstance whatsoever, the Interim Notes Collateral Agent (on behalf of itself and the Interim Notes Noteholders) and the Pari Passu Collateral Agent (on behalf of itself and the Pari Passu Lenders) each hereby agree that any Lien on the Shared Collateral securing any or all of the Pari Passu Obligations (subject to the principal amount thereof not exceeding the Pari Passu Indebtedness Cap) now or hereafter held by the Pari Passu Collateral Agent or any Pari Passu Lender and securing any or all of the Interim Notes Obligations now or hereafter held by the Interim Notes Collateral Agent or any Interim Notes Noteholder, will to be pari passu to one another, in each case, regardless of the time or order of attachment or perfection, and otherwise on the terms and in the manner set forth in this Agreement.

2.4           Prohibition on Contesting Liens.  Each of the Authorized Representatives (for itself and on behalf of each other Secured Party of the Series of Secured Debt with respect to which it is acting in such capacity) agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including, without limitation, any Insolvency Proceeding), the priority, validity or enforceability of a Lien held by, or purported to be granted to, (i) the Working Capital Facility Collateral Agent or any of the

Working Capital Facility Lenders in any of the Working Capital Facility Collateral, (ii) the Interim Notes Collateral Agent or any of the Interim Notes Noteholders in any of the Interim Notes Collateral, (iii) the Pari Passu Collateral Agent or any of the Pari Passu Lenders in any of the Pari Passu Collateral, or (iv) the Existing Notes Collateral Agent or any of the Existing Notes Noteholders in any of the Existing Notes Collateral.

2.5           No New Liens.

(a)           After the incurrence of the Working Capital Facility Obligations and until the Discharge of Working Capital Facility Obligations, (i) the Existing Notes Collateral Agent agrees, for itself and on behalf of each Existing Notes Noteholder, that the Existing Notes Collateral Agent and each Existing Notes Noteholder shall not demand or receive any Lien upon any assets or properties of any Obligor unless the Working Capital Facility Collateral Agent has been granted a Lien on such assets or properties which is senior and prior to the Liens thereon of the Notes Collateral Agent and the Noteholders; (ii) the Interim Notes Collateral Agent agrees, for itself and on behalf of each Interim Notes Noteholder, that the Interim Notes Collateral Agent and each Interim Notes Noteholder shall not demand or receive any Lien upon any assets or properties of any Obligor unless the Working Capital Facility Collateral Agent has been granted a Lien on such assets or properties which is senior and prior to the Liens thereon of the Interim Notes Collateral Agent; (iii) the Pari Passu Collateral Agent agrees, for itself and on behalf of each Pari Passu Lender, that the Pari Passu Collateral Agent and each Pari Passu Lender shall not demand or receive any Lien upon any assets or properties of any Obligor unless the Working Capital Facility Collateral Agent has been granted a Lien on such assets or properties which is senior and prior to the Liens thereon of the Pari Passu Collateral Agent and the Pari Passu Lenders; and (iv) the parties hereto agree that, to the extent that the foregoing provisions of this Section 2.5(a) are not complied with for any reason, after the date hereof, any amounts received by or distributed to the Existing Notes Collateral Agent and/or the Existing Notes Noteholders, the Interim Notes Collateral Agent and/or the Interim Notes Noteholders or the Pari Passu Collateral Agent and/or the Pari Passu Lenders, or any of them pursuant to or as a result of Liens granted in contravention of this Section 2.5(a) shall be subject to Section 4.1.

(b)           Until the Discharge of Interim Notes Obligations, (i) the Existing Notes Collateral Agent agrees, for itself and on behalf of each Existing Notes Noteholder, that the Existing Notes Collateral Agent and each Existing Notes Noteholder shall not demand or receive any Lien upon any assets or properties of any Obligor unless the Interim Notes Collateral Agent has been granted a Lien for the benefit of itself and the Interim Notes Noteholders on such assets or properties which is senior and prior to the Liens thereon of the Existing Notes Collateral Agent and the Existing Notes Noteholders; (ii)  the Pari Passu Collateral Agent agrees, for itself and on behalf of each Pari Passu Lender, that the Pari Passu Collateral Agent and each Pari Passu Lender shall not demand or receive any Lien upon any assets or properties of any Obligor unless the Interim Notes Collateral Agent has been granted a Lien on such assets or properties which is pari passu in rank with the Liens thereon of the Pari Passu Collateral Agent and the Pari Passu Lenders; and (iii) the parties hereto agree that, to the extent that the foregoing provisions of this Section 2.5(b) are not complied with for any reason, after the date hereof, any amounts received by or distributed to the Existing Notes Collateral Agent and/or the Existing Notes Noteholders or the Pari Passu Collateral Agent and/or the Pari Passu Lenders, or any of them pursuant to or as a result of Liens granted in contravention of this Section 2.5(b) shall be subject to Section 4.1.

Section 3. Enforcement.

3.1           Exercise of Remedies.

(a)           With respect to any Shared Collateral, subject to the provisions of Section 3.1(b), (i) only the Controlling Collateral Agent shall act or refrain from acting with respect to any Enforcement Action against the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) and shall have the right to instruct the Authorized Representatives of the Non-Controlling Secured Parties to act or refrain from acting with respect to any Enforcement Action against the Shared Collateral, (ii) the Authorized Representatives of the Non-Controlling Secured Parties shall follow all instructions with respect Enforcement Actions against such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any representative of the Controlling Collateral Agent (and shall not comply with instructions with respect to Enforcement Actions against such Shared Collateral from any other Secured Party (other than the Controlling Collateral Agent)) and (iii) no Authorized Representative of any Non-Controlling Secured Party or other Secured Party (other than the Controlling Collateral Agent) shall, or shall have the right to, take any Enforcement Action against any Shared Collateral, it being agreed that only the Controlling Collateral Agent shall be entitled to take any such Enforcement Action with respect to Shared Collateral.  Notwithstanding the equal priority of the Liens, the Controlling Collateral Agent may deal with the Shared Collateral without regard to the equal priority Lien of the Non-Controlling Secured Parties on such Collateral.  No Authorized Representative of any Non-Controlling Secured Party nor any Non-Controlling Secured Party will contest, protest or object to any Enforcement Action brought by the Controlling Collateral Agent or Controlling Secured Party, or any other exercise by the Controlling Collateral Agent or Controlling Secured Party of any rights and remedies relating to the Shared Collateral, in each case above in compliance with applicable law and this Agreement, or support any other Person in so contesting, protesting or objecting.  The foregoing shall not be construed to limit the rights and priorities of any Secured Party, the Controlling Collateral Agent or any Authorized Representative with respect to any collateral not constituting Shared Collateral.  No Authorized Representative of any Non-Controlling Secured Party will commence, or join with any Person (other than the Controlling Collateral Agent upon the request thereof) in commencing any Insolvency Proceeding against any Obligor or any Enforcement Action with respect to any Lien held by it on the Shared Collateral.

(b)           Notwithstanding the foregoing, however, any Authorized Representative may:

(i)            file a claim or statement of interest with respect to its Obligations in any Insolvency Proceeding commenced by or against one or more Obligors;

(ii)           take any action (not adverse to the priority status of the Liens on the Shared Collateral or the rights of the Controlling Collateral Agent to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the Shared Collateral;

(iii)          file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Controlling Collateral Agent or of any other Secured Parties including any claims secured by the Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv)          vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Obligations and the Shared Collateral; or

(v)           exercise any of its rights or remedies with respect to the Collateral or commence an Insolvency Proceeding against any Obligor after the termination of the 180-day period specified in Section 3.1(e) to the extent permitted by Section 3.1(e).

(c)           Subject to Section 3.1(e) below, in exercising rights and remedies with respect to the Shared Collateral, the Controlling Collateral Agent may enforce the provisions of the Collateral Documents and exercise remedies thereunder, all in such order and in such manner as it may determine in the exercise of its sole discretion.  Such exercise and enforcement shall include, without limitation, the rights of an agent appointed by it to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured party under the UCC of any applicable jurisdiction and of a secured creditor under the Bankruptcy Code or similar laws of any applicable jurisdiction.  Without limiting the generality of the foregoing, except as expressly provided above in Sections 3.1(b) or in Section 6.4(b), the sole right of the Non-Controlling Secured Parties is to hold a Lien on the Shared Collateral pursuant to the applicable Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, pursuant to Section 4.1.

(d)           Subject to Section 3.1(e) below, each of the Non-Controlling Secured Parties hereby waives any and all rights it may have as a junior lien creditor or otherwise to object to the manner in which the Controlling Collateral Agent seeks to enforce or collect any Obligations or any Liens granted in any of the Shared Collateral, to the extent such enforcement or collection is in accordance with applicable law and not inconsistent with this Agreement.

(e)           Notwithstanding anything to the contrary set forth herein, in the event of the failure of the Company to make any payment in respect of (i) any Notes Indebtedness in accordance with the terms of the Notes Documents or upon the occurrence of any other Event of Default under any of the  Notes Documents and for so long as such Event of Default under any of  the Notes Documents is continuing, subject at all times to the provisions of Sections 2.2 and 4.1 hereof, or (ii) the Pari Passu Indebtedness in accordance with the terms of the Pari Passu Indebtedness Documents or upon the occurrence of any other Event of Default under the Pari Passu Indebtedness Documents and for so long as such Event of Default under the Pari Passu Indebtedness Documents is continuing, subject at all times to the provisions of Sections 2.2 and 4.1 hereof, in each case, commencing one hundred eighty (180) days after the receipt by the Working Capital Facility Collateral Agent of the declaration by the Trustee or the Existing Notes Collateral Agent or the Interim Notes Collateral Agent, on the one hand, or Pari Passu Collateral Agent, on the other hand, of such Event of Default under any of  the Notes Documents or Pari Passu Indebtedness Documents, as applicable, and of the written demand by the Trustee or the Existing Notes Collateral Agent or the Interim Notes Collateral Agent, on the one hand, or the

Pari Passu Collateral Agent, on the other hand, to the Company for the accelerated payment of any or all Notes Obligations or Pari Passu Obligations, as applicable (unless any Obligor is subject to an Insolvency Proceeding by reason of which such declaration and the making of such demand is stayed, in which case, commencing on the date of the commencement of such Insolvency Proceeding), the Trustee or the Existing Notes Collateral Agent (except as prohibited by any other provision of this Agreement, including paragraph (f) below) or the Interim Notes Collateral Agent, on the one hand, or the Pari Passu Collateral Agent, on the other hand, may take any action described in Section 3.1(a) above with respect to its Liens on the Shared Collateral but only so long as the Working Capital Facility Collateral Agent is not already diligently pursuing the exercise of its enforcement rights or remedies against, or diligently attempting to vacate any stay of enforcement of its Liens on, all or any material portion of the Shared Collateral, in the case of the Existing Notes Collateral Agent or the Interim Notes Collateral Agent and the Existing Notes Noteholders or Interim Notes Noteholders, as applicable, and the Pari Passu Collateral, in the case of the Pari Passu Collateral Agent and the Pari Passu Lenders (including, without limitation, any of the following: subject to applicable laws, the solicitation of bids from third parties to conduct the liquidation of all or any material portion of the Shared Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting and selling a material portion of the Shared Collateral, the notification of account debtors to make payments to the Working Capital Facility Collateral Agent or its agent, any action to take possession of all or any material portion of the Shared Collateral or commencement of any legal proceedings or actions against or with respect to all or any material portion of the Shared Collateral).

(f)            Notwithstanding anything to the contrary set forth herein, in the event of the failure of the Company to make any payment in respect of (i) the Existing Notes Indebtedness in accordance with the terms of the Existing Notes Documents or upon the occurrence of any other Event of Default under the Existing Notes Documents and for so long as such Event of Default under the Notes Documents is continuing, subject at all times to the provisions of Sections 2.2 and 4.1 hereof, or (ii) the Pari Passu Indebtedness in accordance with the terms of the Pari Passu Indebtedness Documents or upon the occurrence of any other Event of Default under the Pari Passu Indebtedness Documents and for so long as such Event of Default under the Pari Passu Indebtedness Documents is continuing, subject at all times to the provisions of Sections 2.2 and 4.1 hereof, in each case, commencing one hundred eighty (180) days after the later of (i) the Discharge of Working Capital Facility Obligations (if any) and (ii) receipt by the Interim Notes Collateral Agent of the declaration by the Existing Notes Trustee or the Existing Notes Collateral Agent, on the one hand, or Pari Passu Collateral Agent, on the other hand, of such Event of Default under the Existing Notes Documents or Pari Passu Indebtedness Documents, as applicable, and of the written demand by the Existing Notes Trustee or the Existing Notes Collateral Agent, on the one hand, or the Pari Passu Collateral Agent, on the other hand, to the Company for the accelerated payment of all Existing Notes Obligations or Pari Passu Obligations, as applicable (unless any Obligor is subject to an Insolvency Proceeding by reason of which such declaration and the making of such demand is stayed, in which case, commencing on the date of the commencement of such Insolvency Proceeding), the Existing Notes Trustee or the Existing Notes Collateral Agent, on the one hand, or the Pari Passu Collateral Agent, on the other hand, may take any action described in Section 3.1(a) above with respect to its Liens on the Collateral but only so long as the Interim Notes Collateral Agent is not already diligently pursuing the exercise of its enforcement rights or remedies against, or diligently attempting to vacate any stay of enforcement of its Liens on, all or any material portion of the Shared Collateral, in the case of the Existing Notes Collateral Agent and the Existing Notes Noteholders, and the Pari Passu Collateral, in the case of the Pari Passu Collateral Agent and the Pari Passu Lenders (including, without limitation, any of the following: subject to applicable laws, the solicitation of bids from third parties to conduct the liquidation of all or any material portion of the Shared Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, auctioneers or other third parties for the purpose of valuing, marketing, promoting and selling a material portion of the Shared Collateral, the notification of account debtors to make payments to the Interim Notes Collateral Agent or its agent, any action to take possession of all or any material portion of the Shared Collateral or commencement of any legal proceedings or actions against or with respect to all or any material portion of the Shared Collateral).

Section 4. Payments.

4.1           Application of Proceeds and Payments Over.  Each Authorized Representative on its own behalf and on behalf of each other Secured Party of the Series of Secured Debt with respect to which it is acting in such capacity (and each such Secured Party by its acceptance of the benefits of the Secured Debt Documents) hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral pursuant to any Collateral Document or by the exercise of any rights available to it under applicable law or in any Insolvency Proceedings or through any other exercise of remedies or the taking of any other Enforcement Action, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Controlling Collateral Agent, and any proceeds or payment (collectively, “Proceeds”), shall be applied in the following order:

(a)           FIRST, to the fees and expenses of, and reimbursements and indemnification owed to, the Controlling Collateral Agent under this Agreement and under the Secured Debt Documents to which it is a party that are unpaid as of the applicable date of receipt of such Proceeds, and to any Secured Party which has theretofore advanced or paid any such fees and expenses of, and reimbursements and indemnification owed to, the Controlling Collateral Agent in an amount equal to the amount thereof so advanced or paid by such Secured Party;

(b)           SECOND, to the fees and expenses of, and reimbursements and indemnification that do not relate to the Collateral or the exercise of rights and remedies with respect to thereto (which would be the subject of clause FIRST above) owed to the Working Capital Facility Collateral Agent pursuant to the Working Capital Facility Agreement;

(c)           THIRD to the fees and expenses of, and reimbursements and indemnification that do not relate to the Collateral or the exercise of rights and remedies with respect to thereto (which would be the subject of clause FIRST above) owed to the Notes Collateral Agent pursuant to the Notes Documents and the Pari Passu Collateral Agent pursuant to the Pari Passu Indebtedness Documents, Equally and Ratably,

(d)           FOURTH, to the payment in cash of the Working Capital Facility Obligations then due and owing;

(e)           FIFTH, to the payment in cash of the Interim Notes Obligations then due and owing and any Pari Passu Obligations then due and owing, Equally and Ratably (after giving effect to any payments previously made under this Section),

(f)            SIXTH, to the payment in cash of the Existing Notes Obligations then due and owing, and

(g)           SEVENTH, to the Company and the Guarantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Section 5. Other Agreements.

5.1           Releases.

(a)           If, in connection with the exercise of the Controlling Collateral Agent’s remedies in respect of the Shared Collateral provided for in Section 3.1, or, during the continuance any matured “event of default” under the Working Capital Facility Documents, in connection with a Disposition in lieu of foreclosure or other exercise of remedies on any of Shared Collateral by any Obligor at the written direction, or with the approval, of the Controlling Collateral Agent or the Controlling Collateral Agent for itself or on behalf of any of the Controlling Secured Parties, the Controlling Collateral Agent releases any of its Liens on any part of the Shared Collateral, then all Liens on such Shared Collateral in favor of any Secured Party (other than any such Liens on Proceeds, which shall continue notwithstanding such release) shall be automatically, unconditionally and simultaneously released, provided that the Proceeds of such Shared Collateral are applied to repay the Obligations in accordance with Section 4.1.

(b)           If in connection with any sale, lease, exchange, transfer or other disposition of any Shared Collateral (collectively, a “Disposition”) permitted under the terms of each of the Working Capital Facility Documents, the Notes Documents and the Pari Passu Indebtedness Documents (other than in connection with the exercise of the Controlling Collateral Agent’s remedies or any other Enforcement Action in respect of the Shared Collateral provided for in Section 3.1), the Controlling Collateral Agent, for itself or on behalf of any of the Controlling Secured Parties, releases its Liens on any of the Shared Collateral, other than in connection with, or in anticipation of, the Discharge of Working Capital Facility Obligations, then the Existing Notes Liens, the Interim Notes Liens and the Pari Passu Liens on such Shared Collateral shall be automatically, unconditionally and simultaneously released; provided, that the Existing Notes Liens and Interim Notes Liens upon the Shared Collateral securing the Notes Obligations shall not be released if the Disposition is subject to Section 6.01 of the Interim Notes Indenture.

(c)           If (i) the Required Working Capital Facility Lenders, the Required Noteholders under the Notes Documents and the Required Pari Passu Lenders under the Pari Passu Indebtedness Documents consent to a release of any or all of the Shared Collateral, and (ii) the Company delivers an Officers’ Certificate to the Working Capital Facility Collateral Agent,

the Notes Collateral Agent and the Pari Passu Collateral Agent certifying that all such necessary consents have been obtained, the Working Capital Facility Collateral Agent, for itself and for the benefit of the Working Capital Facility Lenders, the Notes Collateral Agent, for itself and for the benefit of the Noteholders, and the Pari Passu Collateral Agent, for itself and for the benefit of the Pari Passu Lenders, shall unconditionally and simultaneously release their Liens on such Shared Collateral.

(d)           If the guarantee of the Notes Indebtedness by a Guarantor is released in accordance with the Notes Documents, the Liens on the Shared Collateral securing such guarantee of such Guarantor shall be automatically, unconditionally and simultaneously released.

(e)           If the guarantee of the Working Capital Facility Indebtedness by a Guarantor is released in accordance with the Working Capital Facility Documents, the Working Capital Facility Liens on the Shared Collateral of such Guarantor shall be automatically, unconditionally and simultaneously released.

(f)            If the guarantee of the Pari Passu Indebtedness by a Guarantor is released in accordance with the Pari Passu Indebtedness Documents, the Pari Passu Liens on the Shared Collateral of such Guarantor shall be automatically, unconditionally and simultaneously released.

provided, that, in each case, the Controlling Collateral Agent and each Trustee have received all documentation, if any, that may be required by the Trust Indenture Act in connection therewith.  In connection with any release of Collateral as provided for above, the Controlling Collateral Agent will promptly execute any release documentation with respect thereto reasonably requested by the Company.

(g)           Each of the Authorized Representatives hereby irrevocably constitutes and appoints the Controlling Collateral Agent and any officer or agent of the Controlling Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Authorized Representative, or in the Controlling Collateral Agent’s name, from time to time in the Controlling Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including, without limitation, any financing statement amendments, endorsements or other instruments or transfer or release.  This power is coupled with an interest and shall be irrevocable.

5.2           Insurance.  The Controlling Collateral Agent shall have the sole and exclusive right, subject to the rights of the Company under the relevant Collateral Documents, to adjust settlement for any insurance policy covering any Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting any Shared Collateral.  All proceeds of any such policy and any such award shall be paid to the Controlling Collateral Agent for distribution in accordance with Section 4.1.  If any Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Controlling Collateral Agent in accordance with the terms of Section 4.1.

5.3           Amendments to Documents

(a)           The Working Capital Facility Documents, the Existing Notes Documents, the Interim Notes Documents and the Pari Passu Indebtedness Documents may be amended, supplemented or otherwise modified in accordance with their terms and the Working Capital Facility Indebtedness, the Existing Notes Indebtedness, the Interim Notes Indebtedness and the Pari Passu Indebtedness may be refinanced, in each case, without notice to, or the consent of any of the parties hereto, all without affecting the lien subordination or other provisions of this Agreement; provided, that the holders of such refinancing debt bind themselves in a writing addressed to each of the parties hereto to the terms of this Agreement, and provided, that no such amendment, supplement, modification or refinancing shall result in the Working Capital Facility Indebtedness exceeding, or being permitted to exceed, the Working Capital Facility Debt Cap.

(b)           The Company and the Existing Notes Collateral Agent agree that each Existing Notes Collateral Document shall include the following caption (appropriately modified to conform to definitions applicable thereto):

“THIS [AGREEMENT][INDENTURE] AND THE RIGHTS OF THE PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE OMNIBUS INTERCREDITOR AGREEMENT DATED AS OF DECEMBER 7, 2009, BETWEEN [                  ] AND THE OTHER CREDITORS PARTY THERETO FROM TIME TO TIME, AND THE [COMPANY AND THE GUARANTORS][COMPANY AND THE OTHER [GRANTORS][OBLIGORS]], AS AMENDED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE PROVISIONS THEREOF.”

(c)           The Company, the Notes Collateral Agent and the Pari Passu Collateral Agent each agrees that each Notes Collateral Document and Pari Passu Collateral Document shall include the following caption (appropriately modified to conform to definitions applicable thereto):

“THIS [AGREEMENT][INDENTURE] AND THE RIGHTS OF THE PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE OMNIBUS INTERCREDITOR AGREEMENT DATED AS OF DECEMBER 7, 2009, BETWEEN [                ] AND THE OTHER CREDITORS PARTY THERETO FROM TIME TO TIME, AND THE [COMPANY AND THE GUARANTORS][COMPANY AND THE OTHER [GRANTORS][OBLIGORS]], AS AMENDED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE PROVISIONS THEREOF.”

provided, however, that if the jurisdiction in which any such Notes Collateral Document or Pari Passu Collateral Document will be filed prohibits the inclusion of the language in clause (b) or (c) above or would prevent a document containing such language from being recorded, the Working Capital Facility Collateral Agent, the Notes Collateral Agent and, if applicable, the Pari Passu Collateral Agent, agree, prior to such Notes Collateral Document or Pari Passu Collateral Document being entered into, to negotiate in good faith replacement language stating that the Liens granted under such Notes Collateral Document or Pari Passu Collateral Document is subject to the provisions of this Agreement.

(d)           The Company, the Notes Collateral Agent and the Pari Passu Collateral Agent each agrees that each indenture or other primary debt document governing the Notes Indebtedness and Pari Passu Indebtedness shall include the following language (appropriately modified to conform to definitions applicable thereto):

“The [Lenders][Holders][other applicable term], [by their acceptance of the [Notes]][by their execution and delivery hereof], hereby irrevocably authorize and direct the [Agent][Trustee][other applicable term]  to enter into the Omnibus Intercreditor Agreement [as defined herein] on behalf of the [Agent][Trustee][other applicable term] and the  [Lenders][Holders][other applicable term], and agree to be bound by the provisions thereof as if they were direct signatories thereof, and to take all actions required to be taken by them in accordance with the provisions thereof, and to otherwise comply therewith, and irrevocably authorize and direct the [Agent][Trustee][other applicable term] to take all actions on its or the [Lenders’][Holders’][other applicable term] behalf as are necessary to comply with the provisions thereof.  The rights and remedies of the [Agent][Trustee][other applicable term], on behalf of the [Lenders][Holders][other applicable term], under this [Agreement][Indenture] shall be subject to the Omnibus Intercreditor Agreement as in effect from time to time.  In the event of any conflict between the terms of the Omnibus Intercreditor Agreement and this [Agreement][Indenture], the terms of the Omnibus Intercreditor Agreement shall govern and control.”

5.4           Rights as Unsecured Creditors.  Except as otherwise expressly prohibited in this Agreement, each Junior Secured Party may exercise rights and remedies as an unsecured creditor against any Obligor in accordance with the terms of the Notes Documents or Pari Passu Indebtedness Documents, as applicable, and applicable law.  For the avoidance of doubt, nothing in this Agreement shall prohibit the receipt by a Junior Secured Party of the required payments of interest on and principal of the Notes or Pari Passu Obligations, as applicable, so long as such receipt is not the direct or indirect result of the taking by the Notes Collateral Agent or any Noteholder, on the one hand, or the Pari Passu Collateral Agent or any Pari Passu Lender, on the other hand, of any Enforcement Action in respect of any Lien held by any of them in contravention of this Agreement.  In the event that a Junior Secured Party becomes a judgment lien creditor in respect of any Shared Collateral as a result of its enforcement of its rights as an unsecured creditor, the judgment lien held by such Junior Secured Party shall be deemed part of the Obligations held by such Junior Secured Party and shall be subordinated to the Liens securing the other Obligations held by the other Junior Secured Parties to the extent provided in this Agreement.

5.5           Bailee for Perfection

(a)           The Controlling Collateral Agent agrees to hold all of the Shared Collateral in its possession or control (or in the possession or control of its agents or bailees) as agent for perfection and bailee for the benefit of and on behalf of the Working Capital Facility Collateral Agent, the Notes Collateral Agent and the Pari Passu Collateral Agent solely for the purpose of perfecting the security interest granted in such Shared Collateral pursuant to the Working Capital Facility Collateral Documents, Notes Collateral Documents and the Pari Passu Collateral Documents (such provision being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC), subject to the terms and conditions of this Section 5.5.

(b)           The Controlling Collateral Agent shall not have any obligation whatsoever to any Junior Secured Party to assure that the Shared Collateral in the Controlling Collateral Agent’s possession or control is genuine or owned by any Obligor or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5.  The duties or responsibilities of the Controlling Collateral Agent under this Section 5.5 shall be limited solely to holding the Shared Collateral in its possession or control as agent for perfection and bailee for the Existing Notes Collateral Agent and the Interim Notes Collateral Agent and the Pari Passu Collateral Agent, as applicable, for purposes of perfecting the Lien held by the Existing Notes Collateral Agent and  the Interim Notes Collateral Agent and the Pari Passu Collateral Agent, as applicable, and to using the same degree of care with respect to such Shared Collateral as the Controlling Collateral Agent uses for similar property pledged to it as collateral for indebtedness generally.  The Controlling Collateral Agent shall not be liable to any Junior Secured Party for any action taken or omitted by it hereunder or in connection herewith, except to the extent of the Controlling Collateral Agent’s own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction.

(c)           The Controlling Collateral Agent shall not have, by reason of any document, a fiduciary relationship in respect of any Junior Secured Party.

(d)           If (i) the Controlling Collateral Agent is the Working Capital Facility Collateral Agent, and if any Notes Obligations remain outstanding upon the Discharge of Working Capital Facility Obligations, the Working Capital Facility Collateral Agent shall deliver to the Primary Notes Collateral Agent as successor Controlling Collateral Agent the Shared Collateral in its possession or control (or in the possession or control of its agents or bailees) together with any necessary or reasonably requested endorsements (or otherwise allow the Primary Notes Collateral Agent to obtain control of such Shared Collateral), or as a court of competent jurisdiction may otherwise direct, or (ii) the Controlling Collateral Agent is the Primary Notes Collateral Agent, and if any Pari Passu Indebtedness remains outstanding upon the Discharge of Interim Notes Obligations, the Primary Notes Collateral Agent shall deliver to Pari Passu Collateral Agent the Shared Collateral in its possession or control (or in the possession or control of its agents or bailees) together with any necessary or reasonably requested endorsements (or otherwise allow the Pari Passu Collateral Agent to obtain control of such Shared Collateral), or as a court of competent jurisdiction may otherwise direct.  The successor Controlling Collateral Agent agrees to hold any Shared Collateral so received from the former Controlling Collateral Agent in its possession or control as bailee for the remaining Authorized Representatives, and to use the same degree of care with respect to such Shared Collateral as the successor Controlling Collateral Agent uses for similar property pledged to it as collateral for indebtedness generally.

5.6           Purchase Option.

(a)           Upon the occurrence and during the continuance of an Event of Default or an event of default under the Working Capital Facility Documents that is not cured or waived within thirty (30) days, the Interim Notes Collateral Agent on behalf of the Interim Notes

Noteholders, and the Pari Passu Collateral Agent on behalf of the Pari Passu Lenders, after written demand by the Trustee or the Interim Notes Collateral Agent, on the one hand, and/or the Pari Passu Collateral Agent, on the other hand, to the Company for the accelerated payment of all Interim Notes Obligations or Pari Passu Obligations, as applicable, shall have the option at any time upon five (5) Business Days’ prior written notice to the Working Capital Facility Collateral Agent to elect to purchase a portion of the Working Capital Facility Indebtedness from the Working Capital Facility Lenders, ratably in proportion to the outstanding Obligations of each outstanding Series of Secured Debt (in each case, the “Purchasable Portion”).  Such notice (an “Exercise Notice”) from the Interim Notes Collateral Agent or Pari Passu Collateral Agent, as applicable, to the Working Capital Facility Collateral Agent shall be irrevocable; provided, that the Interim Notes Collateral Agent or Pari Passu Collateral Agent, as applicable, shall have the right within ten (10) days following receipt of the information required to be delivered pursuant to clauses (a) and (b) of the definition of “Qualified Indemnification Claim” to revoke such election to purchase such portion of the Working Capital Facility Indebtedness; provided, further, that such revocation is in writing duly signed by the Interim Notes Collateral Agent or Pari Passu Collateral Agent, as applicable, and is received by the Working Capital Facility Collateral Agent prior to the expiration of such ten-day period.  Neither the Existing Notes Collateral Agent nor any Existing Notes Noteholder shall have any rights under this Section 5.6.

(b)           On the date specified by the Interim Notes Collateral Agent or Pari Passu Collateral Agent in its respective Exercise Notice (which shall not be less than five (5) Business Days, nor more than the later of (i) thirty (30) days after the receipt by the Working Capital Facility Collateral Agent of the Exercise Notice, and (ii) ten (10) days after receipt by the Interim Notes Collateral Agent or Pari Passu Collateral Agent, as applicable, of the information required to be delivered pursuant to clauses (a) and (b) of the definition of “Qualified Indemnification Claim” (the later of such dates, the “Outside Closing Date”)), the Working Capital Facility Collateral Agent and Working Capital Facility Lenders shall sell to the Interim Notes Collateral Agent and/or the Pari Passu Collateral Agent, and the Interim Notes Collateral Agent and/or the Pari Passu Collateral Agent shall purchase from the Working Capital Facility Collateral Agent and Working Capital Facility Lenders, the respective Purchasable Portion; provided, that (A) the Working Capital Facility Collateral Agent and Working Capital Facility Lenders shall retain all rights to be indemnified or held harmless by any Obligor in accordance with the terms of the Working Capital Facility Documents as to actions or events that occurred or did not occur prior to the closing of the of the sale of the Working Capital Facility Indebtedness to the Interim Notes Collateral Agent and/or the Pari Passu Collateral Agent, but shall not retain any rights to the security therefor, and (B) nothing contained in clause (A) above shall restrict or limit the indemnification rights of any Trustee, the Interim Notes Collateral Agent, the Interim Notes Noteholders, the Pari Passu Collateral Agent or the Pari Passu Lenders pursuant to the Working Capital Facility Documents assumed as a result of the purchase of the Working Capital Facility Indebtedness.  The Working Capital Facility Collateral Agent hereby represents and warrants that, as of the date it becomes a party to this Agreement, no approval of any court or other regulatory or governmental authority is required for such sale.

(c)           Upon the date of such purchase and sale, the Interim Notes Collateral Agent and/or the Pari Passu Collateral Agent, as applicable, shall (i) pay to the Working Capital Facility Collateral Agent, for the benefit of Working Capital Facility Lenders, as the purchase price therefore, the full amount of the respective Purchasable Portion of all the Working Capital

Facility Indebtedness then outstanding and unpaid (including principal, interest, fees and expenses, including reasonable attorneys’ fees and legal expenses but excluding any early termination fee or prepayment penalty or premium payable pursuant to the Working Capital Facility Agreement or any other Working Capital Facility Document), (ii) furnish cash collateral to the Working Capital Facility Collateral Agent in such amounts as the Working Capital Facility Collateral Agent determines is reasonably necessary to secure the Working Capital Facility Collateral Agent and Working Capital Facility Lenders in connection with any issued and outstanding letters of credit provided by the Working Capital Facility Collateral Agent or Working Capital Facility Lenders (or letters of credit that the Working Capital Facility Collateral Agent has arranged to be provided by third parties pursuant to the financing arrangements under the Working Capital Facility Documents of the Working Capital Facility Collateral Agent and Working Capital Facility Lenders with the Company or any Obligor) to the Company or any Obligor (but not in any event in an amount greater than 110% of the aggregate undrawn face amount of such letters of credit), (iii) agree to reimburse the Working Capital Facility Collateral Agent and Working Capital Facility Lenders for any checks or other payments provisionally credited to the Working Capital Facility Indebtedness, and/or as to which the Working Capital Facility Collateral Agent or Working Capital Facility Lenders has not yet received final payment and (iv) agree to reimburse the Working Capital Facility Collateral Agent and Working Capital Facility Lenders in respect of Qualified Indemnification Claims which in fact result in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to the Working Capital Facility Collateral Agent and Working Capital Facility Lenders; provided, that (A) in no event will the Interim Notes Collateral Agent or Interim Notes Noteholders, on the one hand, or the Pari Passu Collateral Agent or Pari Passu Lenders, on other other hand, have any liability for such amounts in excess of the cash proceeds of Shared Collateral received by the Interim Notes Collateral Agent or the Pari Passu Collateral Agent, as applicable, net of (1) the reasonable costs of collection (including reasonable attorneys’ fees and legal expenses) incurred by or on behalf of the Working Capital Facility Collateral Agent or the Working Capital Facility Lenders in respect of such Shared Collateral and (2) any amounts that are required to be turned over to the Working Capital Facility Collateral Agent or the Working Capital Facility Lenders under this Agreement, including pursuant to Section 6.6, (B) in no event shall the Interim Notes Collateral Agent or any Interim Notes Noteholder, on the one hand, or the Pari Passu Collateral Agent or any Pari Passu Lender, on the other hand, have any such liability for or in respect of any indemnification claims (other than the Qualified Indemnification Claims), (C) in no event shall the Interim Notes Collateral Agent or the Pari Passu Collateral Agent have any such liability for any such losses, costs, damages or expenses to the extent caused by or resulting from the gross negligence or willful misconduct of the Working Capital Facility Collateral Agent, as determined by a final non-appealable order of a court of competent jurisdiction, and (D) any amounts reimbursed by the Interim Notes Collateral Agent or the Pari Passu Collateral Agent pursuant to this clause (c)(iv) shall constitute Working Capital Facility Obligations.  Such purchase price and cash collateral shall be remitted by wire transfer in federal funds to such bank account of the Working Capital Facility Collateral Agent in New York, New York, as the Working Capital Facility Collateral Agent may designate in writing to the Interim Notes Collateral Agent and Pari Passu Collateral Agent for such purpose not less than three (3) Business Days prior to the date on which such amounts are to be so remitted.  Interest shall be calculated to but excluding the Business Day on which such purchase and sale shall occur if the amounts so paid by the Interim Notes Collateral Agent and/or the Pari Passu Collateral Agent, as applicable, to the bank account designated by the Working Capital Facility Collateral Agent are received in such bank account prior to 1:00 p.m. (New York City time) and interest shall be calculated to and including such Business Day if the amounts so paid by the Interim Notes Collateral Agent and/or Pari Passu Collateral Agent, as applicable, to the bank account designated by the Working Capital Facility Collateral Agent are received in such bank account later than 1:00 p.m. (New York City time).

(d)           Such purchase shall be expressly made without representation or warranty of any kind by the Working Capital Facility Collateral Agent and Working Capital Facility Lenders as to the Working Capital Facility Indebtedness or otherwise and without recourse to the Working Capital Facility Collateral Agent or Working Capital Facility Lenders, except that the Working Capital Facility Collateral Agent and Working Capital Facility Lenders shall represent and warrant: (i) the amount of the Working Capital Facility Indebtedness being purchased, (ii) that the Working Capital Facility Collateral Agent and Working Capital Facility Lenders own the Working Capital Facility Indebtedness free and clear of any Liens or encumbrances and (iii) the Working Capital Facility Collateral Agent and Working Capital Facility Lenders have the right to assign the Working Capital Facility Indebtedness and the assignment is duly authorized.

(e)           The Working Capital Facility Collateral Agent agrees that it shall give the Interim Notes Collateral Agent and the Pari Passu Collateral Agent five (5) Business Days prior written notice of its intention to commence the exercise of any enforcement right or remedy against the Shared Collateral.  In the event that during such five Business Day period, the Interim Notes Collateral Agent and the Pari Passu Collateral Agent shall send to the Working Capital Facility Collateral Agent the irrevocable notice of the Interim Notes Collateral Agent’s and the Pari Passu Collateral Agent’s intention to exercise the purchase option given by the Working Capital Facility Collateral Agent to the Interim Notes Collateral Agent and Pari Passu Collateral Agent under this Section 5.6, the Working Capital Facility Collateral Agent shall not commence any foreclosure or other action to sell or otherwise realize upon the Shared Collateral or immediately desist from taking any further action; provided, that the purchase and sale with respect to the Working Capital Facility Indebtedness provided for herein shall have closed by the Outside Closing Date and the Working Capital Facility Collateral Agent shall have received payment in full of the Working Capital Facility Indebtedness as provided for herein on or before the Outside Closing Date.  Nothing contained in this Section 5.6(e) shall restrict or prohibit the Working Capital Facility Collateral Agent from taking action to the extent that the Working Capital Facility Collateral Agent, in its good faith judgment, deems such action to be necessary to preserve or protect the Shared Collateral.

5.7           Escrow.  In connection with the issuance of any Series of Secured Debt, any Obligor may enter into an escrow agreement (each, an “Escrow Agreement”) with an escrow agent (each, an “Escrow Agent”), which may be the Primary Notes Collateral Agent, the Working Capital Facility Collateral Agent or any Pari Passu Collateral Agent pursuant to which such Obligor may deposit with such Escrow Agent, from the proceeds of such Series of Secured Debt, an amount equal to that amount of interest payments on the Series of Secured Debt specified in the applicable Working Capital Facility Security Document, Notes Collateral Document or Pari Passu Collateral Document (the “Escrowed Interest”) and may grant a security interest to the applicable Escrow Agent in such Escrowed Interest to secure all Obligations under such Series of Secured Debt.  Notwithstanding anything to the contrary set forth in this Agreement, the Escrowed Interest (and any earnings thereon) for a Series of Secured Debt shall not secure any Series of Secured Debt other than the Obligations under the Series of Secured Debt to which it is pledged and shall be applied to payment of the Series of Secured Debt it secures in accordance with the terms of the respective Escrow Agreement and the other Working Capital Facility Documents, Notes Documents or Pari Passu Indebtedness Documents, as applicable.

5.8           Collateral Shared Equally and Ratably Among Senior Subordinated Secured Parties.  Unless otherwise agreed in writing by the Interim Notes Collateral Agent, the Working Capital Facility Collateral Agent and the Pari Passu Collateral Agent, the Secured Parties hereby agree that the payment and satisfaction of all of the Senior Indebtedness will be secured Equally and Ratably by the security interests in the Shared Collateral established in favor of the Interim Notes Collateral Agent (for itself and for the benefit of the Interim Notes Noteholders) and the Pari Passu Collateral Agent (for itself and for the benefit of the Pari Passu Lenders).  It is understood and agreed that nothing in this Section 5.8 is intended to alter the priorities among the Secured Parties and the Working Capital Facility Collateral Agent and Working Capital Facility Lenders as provided in Section 2 hereof.

5.9           Voting.  Following the Discharge of Working Capital Facility Obligations, in connection with any decision by the Senior Subordinated Secured Parties under this Agreement, the votes of each Series of Senior Subordinated Secured Debt entitled to vote thereon shall be cast in the manner provided by, and in accordance with the decision of the holders of such Series of Senior Subordinated Secured Debt made pursuant to the terms of the corresponding Secured Debt Documents.

5.10         Intercreditor Decisions.

(a)           No amendment or supplement to any Notes Documents or Pari Passu Indebtedness Document that changes the date, amount or method of calculation of the payment of principal of, or interest or premium (if any) on the Notes Indebtedness or the Pari Passu Indebtedness, in an a way that adversely affects the rights of any holder of Notes Indebtedness or the Pari Passu Indebtedness, will become effective without the consent of the Interim Notes Collateral Agent and Pari Passu Collateral Agent.

(b)           The Interim Notes Collateral Agent and the Interim Notes Noteholders, on the one hand, and the Pari Passu Collateral Agent and the Pari Passu Lenders, on the other hand, may, at any time and from time to time, without the consent of or notice to any Junior Secured Party and without impairing or releasing the obligations of any person under this Agreement, (i) amend any agreement related solely to such Series of Secured Debt in accordance with the terms thereof, (ii) release anyone liable in any manner under or in respect of the obligations owing in connection with such Series of Secured Debt (but only in respect of such obligations), and (iii) waive any provisions of any agreement related solely to such Series of Secured Debt.

Section 6. Insolvency Proceedings.

6.1           Insolvency Proceedings Generally.  This Agreement shall be applicable both before and after the filing of any petition by or against any Obligor under the Bankruptcy Code or the commencement of any other Insolvency Proceedings and all converted or succeeding cases in respect thereof, and all references herein to any Obligor shall be deemed to apply to the trustee for any Obligor and any Obligor as debtor-in-possession.  The relative rights of the Working Capital Facility Collateral Agent, the Interim Notes Collateral Agent, the Pari Passu Collateral Agent and the Existing Notes Collateral Agent in or to any distributions from or in respect of any Shared Collateral or proceeds of Collateral shall continue after the filing of such petition on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, any Obligor as debtor-in-possession.  This Agreement shall constitute a “subordination agreement” for the purposes of Section 510(a) of the Bankruptcy Code and shall be enforceable in any Insolvency Proceeding in accordance with its terms.

6.2           Financing Issues From the incurrence of the Working Capital Facility Obligations until the Discharge of Working Capital Facility Obligations, if any Obligor shall be subject to any Insolvency Proceeding and the Working Capital Facility Collateral Agent or any Working Capital Facility Lender shall desire (i) to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting Shared Collateral or (ii) to permit any Obligor to obtain financing under Section 364 of the Bankruptcy Code (“DIP Financing”), then the Notes Collateral Agent, on behalf of itself and the Noteholders, and the Pari Passu Collateral Agent, on behalf of the Pari Passu Lenders, will raise no objection to such Cash Collateral use or DIP Financing (provided that such DIP Financing is on terms and conditions no less favorable to the Company and its subsidiaries than any other debtor in possession financing available to the Company in the market) and to the extent the Liens securing the Working Capital Facility Obligations (subject to the principal amount thereof not exceeding the Working Capital Facility Debt Cap) are subordinated to or pari passu with such DIP Financing, the Notes Collateral Agent and the Pari Passu Collateral Agent will subordinate their respective Liens on the Shared Collateral to the Liens securing such DIP Financing (and all obligations relating thereto) in the same priorities and to the same extent as provided herein with respect to the Working Capital Facility and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Working Capital Facility Collateral Agent or to the extent permitted by this Section 6.2 or by Section 6.4(b)); provided, that (i) the aggregate principal amount of the DIP Financing plus the aggregate outstanding principal amount of Working Capital Facility Indebtedness plus the aggregate face amount of any letters of credit issued and not reimbursed under the Working Capital Facility Agreement does not exceed the Working Capital Facility Debt Cap and (ii) the Notes Collateral Agent and the Noteholders, and the Pari Passu Collateral Agent and the Pari Passu Lenders, retain the right to object to any ancillary agreements or arrangements regarding Cash Collateral use or the DIP Financing that are materially prejudicial to their interests.

(b)           From the incurrence of the Interim Notes Obligations until the Discharge of Interim Notes Obligations, if any Obligor shall be subject to any Insolvency Proceeding and the Interim Notes Collateral Agent or any Interim Notes Noteholder shall desire (i) to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting Shared Collateral or (ii) to permit any Obligor to obtain DIP Financing, then the Existing Notes Collateral Agent, on behalf of itself and the Existing Notes Noteholders, and the Pari Passu Collateral Agent, on behalf of the Pari Passu Lenders, will raise no objection to such Cash Collateral use or DIP Financing and to the extent the Liens securing the Interim Notes Obligations are subordinated to or pari passu with such DIP Financing, the Existing Notes

Collateral Agent and the Pari Passu Collateral Agent will subordinate their respective Liens on the Shared Collateral to the Liens securing such DIP Financing (and all obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Interim Notes Collateral Agent or to the extent permitted by this Section 6.2 or by Section 6.4(b).

6.3           Relief from the Automatic Stay. Each of the Notes Collateral Agent (on behalf of itself and the Noteholders) and the Pari Passu Collateral Agent (on behalf of the Pari Passu Lenders) agree that, from the incurrence of the Working Capital Facility Obligations until the Discharge of Working Capital Facility Obligations, none of them shall seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Shared Collateral, without the prior written consent of the Working Capital Facility Collateral Agent and the Required Working Capital Facility Lenders.  Until the Discharge of Interim Notes Obligations, each of the Existing Notes Collateral Agent (on behalf of itself and the Existing Notes Noteholders) and the Pari Passu Collateral Agent (on behalf of the Pari Passu Lenders) agree that none of them shall seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of the Shared Collateral, without the prior written consent of the Required Noteholders under the Interim Notes Indenture and the Required Working Capital Facility Lenders.

6.4           Adequate Protection

(a)           Subject to Section 6.2, each of the Notes Collateral Agent (on behalf of itself and the Noteholders) and the Pari Passu Collateral Agent (on behalf of the Pari Passu Lenders), agree that none of them shall contest (or support any other Person contesting):

(i)            any request by the Working Capital Facility Collateral Agent or the Working Capital Facility Lenders for adequate protection; or

(ii)           any objection by the Working Capital Facility Collateral Agent or the Working Capital Facility Lenders to any motion, relief, action or proceeding based on the Working Capital Facility Collateral Agent or the Working Capital Facility Lenders claiming a lack of adequate protection.

Subject to Section 6.2, each of the Existing Notes Collateral Agent (on behalf of itself and the Existing Notes Noteholders) and the Pari Passu Collateral Agent (on behalf of the Pari Passu Lenders), agree that none of them shall contest (or support any other Person contesting):

(iii)          any request by the Interim Notes Collateral Agent or the Interim Notes Noteholders for adequate protection; or

(iv)          any objection by the Interim Notes Collateral Agent or the Interim Notes Noteholders to any motion, relief, action or proceeding based on the Interim Notes Collateral Agent or the Interim Notes Noteholders claiming a lack of adequate protection.

(b)           Notwithstanding the foregoing provisions in this Section 6.4, in any Insolvency Proceeding:

(i)            if the Working Capital Facility Collateral Agent or the Working Capital Facility Lenders (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any Cash Collateral use or DIP Financing, then the Interim Notes Collateral Agent (on behalf of itself or any of the Interim Notes Noteholders) and the Pari Passu Collateral Agent (on behalf of itself or any of the Pari Passu Lenders) may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Working Capital Facility Obligations (subject to the principal amount thereof not exceeding the Working Capital Facility Debt Cap) and such Cash Collateral use or DIP Financing (and all obligations relating thereto) on the same basis as the other Interim Note Liens or Pari Passu Liens, as applicable, are so subordinated to the Working Capital Facility Obligations (subject to the principal amount thereof not exceeding the Working Capital Facility Debt Cap) under this Agreement; and

(ii)           in the event the Interim Notes Collateral Agent (on behalf of itself or any of the Interim Notes Noteholders) or the Pari Passu Collateral Agent (on behalf of itself or any of the Pari Passu Lenders) seeks or requests adequate protection in respect of any Interim Notes Obligations or Pari Passu Obligations, as applicable, and such adequate protection is granted in the form of additional collateral, then the Interim Notes Collateral Agent (on behalf of itself or any of the Interim Notes Noteholders) or the Pari Passu Collateral Agent (on behalf of itself or any of the Pari Passu Lenders), as applicable, agrees that the Working Capital Facility Collateral Agent (if Working Capital Facility Obligations are then outstanding) shall also be granted a senior Lien on such additional collateral as security for the Working Capital Facility Obligations (subject to the principal amount thereof not exceeding the Working Capital Facility Debt Cap) and for any Cash Collateral use or DIP Financing provided by the Working Capital Facility Lenders and that any Note Lien on such additional collateral shall be subordinated to the Lien on such collateral securing the Working Capital Facility Obligations (subject to the principal amount thereof not exceeding the Working Capital Facility Debt Cap) and any such DIP Financing provided by the Working Capital Facility Lenders (and all obligations relating thereto) and to any other Liens granted to the Working Capital Facility Lenders as adequate protection on the same basis as the other Note Liens or other Pari Passu Liens, as applicable, are so subordinated to such Working Capital Facility Obligations (subject to the principal amount thereof not exceeding the Working Capital Facility Debt Cap) under this Agreement.  Except as otherwise expressly set forth in Section 6.2 or Section 6.8 or in connection with the exercise of remedies with respect to the Shared Collateral, nothing herein shall limit the rights of any Junior Secured Party (other than the Existing Notes Collateral Agent and the Existing Notes Noteholders) from seeking adequate protection with respect to their rights in the Shared Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) and the Working Capital Facility Collateral Agent and the Working Capital Facility Lenders agree that none of them will contest (or support any other person contesting) any such request for adequate protection that complies with and seeks relief not prohibited by the provisions of this Section 6.  Until the Discharge of Working Capital Facility Obligations and the Discharge of Interim Notes Obligations, none of the Existing Notes Collateral Agent and the Existing Notes Noteholders or their Authorized Representatives shall seek or obtain or permit to be granted adequate protection with respect to their rights in the Shared Collateral in any Insolvency Proceeding (including adequate protection in the form of a lien on additional collateral, cash payment, periodic cash payments or otherwise).

6.5           No Waiver.  Subject to Sections 3.1(a), (e) and Section 6.4(b)(ii), nothing contained herein shall prohibit or in any way limit the Working Capital Facility Collateral Agent or any Working Capital Facility Lender from objecting in any Insolvency Proceeding or otherwise to any action taken by any Junior Secured Party, including, without limitation, action by a Junior Secured Party seeking adequate protection with respect to its rights in the Shared Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) or asserting any of its rights and remedies under the Notes Documents or Pari Passu Indebtedness Documents, as applicable, or otherwise.  Subject to Sections 3.1(a), (e) and Section 6.4(b)(ii), nothing contained herein shall prohibit or in any way limit the Interim Notes Collateral Agent or any Interim Notes Noteholder from objecting in any Insolvency Proceeding or otherwise to any action taken by any Junior Secured Party, including, without limitation, action by a Junior Secured Party seeking adequate protection with respect to its rights in the Shared Collateral in any Insolvency Proceeding (including adequate protection in the form of a cash payment, periodic cash payments or otherwise) or asserting any of its rights and remedies under the Notes Documents or Pari Passu Indebtedness Documents, as applicable, or otherwise.

6.6           Avoidance Recoveries.  If the Working Capital Facility Collateral Agent or any Working Capital Facility Lender; or Notes Collateral Agent or any Noteholder; or Pari Passu Collateral Agent or any Pari Passu Lender is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Obligor any amount (a “Recovery”), then the relevant Working Capital Facility Indebtedness, Notes Indebtedness, or Pari Passu Indebtedness shall be reinstated from and after the Notice Delivery Date to the extent of such Recovery and the Working Capital Facility Collateral Agent or any Working Capital Facility Lender, or Notes Collateral Agent or any Noteholder, or Pari Passu Collateral Agent or any Pari Passu Lender shall be entitled to all of the rights and remedies with respect to such Recovery under the Working Capital Facility Documents, relevant Notes Documents, Pari Passu Indebtedness Documents or otherwise that it would have had if it had not received the payment that formed the basis for such Recovery.  If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect from and after the date (the “Notice Delivery Date”) on which the Working Capital Facility Collateral Agent or any Working Capital Facility Lender, or Notes Collateral Agent or any Noteholder, or Pari Passu Collateral Agent or any Pari Passu Lender delivers a written notice to the Notes Collateral Agent and the Pari Passu Collateral Agent or Working Capital Facility Collateral Agent, as the case may be, advising the Notes Collateral Agent and the Pari Passu Collateral Agent or the Working Capital Facility Collateral Agent, as the case may be, of such Recovery, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from and after the Notice Delivery Date.

6.7           Reorganization Securities.  If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any assets of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of the Working Capital Facility Obligations, the Notes Obligations and the Pari Passu Obligations, then, to the extent the debt obligations distributed on account of the Working Capital Facility Obligations (subject to the principal amount thereof not exceeding the Working Capital Facility

Debt Cap), the Notes Obligations and the Pari Passu Obligations are secured by Liens on the same assets, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.  If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any assets of the reorganized debtor are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of the Interim Notes Obligations, the Existing Notes Obligations and the Pari Passu Obligations, then, to the extent the debt obligations distributed on account of the Interim Notes Obligations, the Existing Notes Obligations and the Pari Passu Obligations are secured by Liens on the same assets, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.  Notwithstanding the foregoing, if any Existing Notes Noteholder shall receive in respect of their Lien on any Shared Collateral any debt or equity securities that are issued by a reorganized debtor pursuant to a plan of reorganization or similar dispositive restructuring plan in connection with an Insolvency Proceeding, then unless such distribution is made under a plan that is consented to by the affirmative vote of the class composed of the secured claims of Interim Notes Noteholders, all such debt or equity securities so received shall be paid or delivered directly to the Controlling Collateral Agent (to be held and/or applied by the Controlling Collateral Agent in accordance with the terms of Section 4.1 hereof).

6.8           Asset Sales in Bankruptcy.  Each of the Notes Collateral Agent (for itself and each of the Noteholders) and the Pari Passu Collateral Agent (for itself and each of the Pari Passu Lenders) agree that none of them shall object to or oppose a sale or other disposition of any Collateral free and clear of security interests, liens or other claims under Section 363 of the Bankruptcy Code if Working Capital Facility Indebtedness is outstanding and the Working Capital Facility Collateral Agent has consented to such sale or disposition of such assets, and such motion does not impair the rights of the Noteholders or the Pari Passu Lenders under Section 363(k) of the Bankruptcy Code; provided, that the Working Capital Facility Debt Cap shall be reduced by an amount equal to the net cash proceeds of such sale or other disposition which are used to pay the principal or face amount of the Working Capital Facility Indebtedness.  Each of the Existing Notes Collateral Agent (for itself and each of the Existing Notes Noteholders) and the Pari Passu Collateral Agent (for itself and each of the Pari Passu Lenders) agrees that none of them shall (i) object to or oppose a sale or other disposition of any Collateral free and clear of security interests, liens or other claims under Section 363 of the Bankruptcy Code if the Primary Notes Collateral Agent has consented to such sale or disposition of such assets, or (ii) credit bid for any assets that are subject to any Disposition in any Insolvency Proceeding in accordance with Section 363(k) of the Bankruptcy Code or otherwise.

6.9           Separate Grants of Security and Separate Classification.  Each Secured Party acknowledges and agrees that (a) the grants of Liens pursuant to the Working Capital Facility Documents and the Interim Notes Documents and the Pari Passu Indebtedness Documents and the Existing Notes Documents constitute four separate and distinct grants of Liens and (b) because of their differing rights in the Collateral, the secured claims in respect of the Working Capital Facility Indebtedness, the Interim Notes Indebtedness, the Pari Passu Indebtedness and the Existing Notes Indebtedness are fundamentally different and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding, and none of them shall seek in any Insolvency Proceeding to have the Working Capital Facility Indebtedness, on one hand, the Interim Notes Indebtedness, on another hand, the Pari Passu Indebtedness, on another hand, or the Existing Notes Indebtedness, on another hand, on any of them, be treated as part of the same class of creditors or shall oppose any pleading or motion to have the Working Capital Facility Indebtedness, on one hand, the Interim Notes Indebtedness, on another hand, the Pari Passu Indebtedness, on another hand, or the Existing Notes Indebtedness, on another hand, and each of them, to be treated as separate classes of creditors.  Notwithstanding the foregoing, if it is held that the secured claims of the Working Capital Facility Indebtedness, the Interim Notes Indebtedness, the Pari Passu Indebtedness and/or the Existing Notes Indebtedness in respect of the Collateral constitute only one secured claim (rather than separate classes of secured claims as provided herein), then the Secured Parties hereby acknowledge and agree that all distributions on Collateral securing the applicable components of such secured claim shall be made as if there were separate classes of secured claims against the Company and the other Obligors in respect of such Collateral, all in accordance with the priority set forth in Section 4.1 hereof.

Section 7. Reliance; Waivers: etc.

7.1           Reliance.

(a)           The consent by the Working Capital Facility Lenders to the Lien on the Shared Collateral granted to the Notes Collateral Agent on behalf of the Noteholders, and to the Pari Passu Collateral Agent on behalf of the Pari Passu Lenders, and all loans and other extensions of credit made or deemed made on and after the date hereof by the Working Capital Facility Collateral Agent or any of the Working Capital Facility Lenders to the Obligors, shall be deemed to have been given and made in reliance upon this Agreement.  Each of the Existing Notes Collateral Agent (on behalf of itself and the Existing Notes Noteholders), the Interim Notes Collateral Agent (on behalf of itself and the Interim Notes Noteholders) and the Pari Passu Collateral Agent (on behalf of itself and the Pari Passu Lenders) acknowledge that it and the relevant Noteholders and Pari Passu Lenders, as applicable, have, independently and without reliance on the Working Capital Facility Collateral Agent or any Working Capital Facility Lender, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Indentures or acquire the Interim Notes Indebtedness or the Existing Notes Indebtedness or the Pari Passu Indebtedness Documents, as applicable, and to enter into this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Interim Notes Documents, the Existing Notes Documents or the Pari Passu Indebtedness Documents, as applicable, or this Agreement.  The consent by the Interim Notes Noteholders and the Interim Notes Collateral Agent to the Lien on the Shared Collateral granted to the Working Capital Facility Collateral Agent on behalf of the Working Capital Facility Lenders, to the Existing Notes Collateral Agent on behalf of the Existing Notes Noteholders, and to the Pari Passu Collateral Agent on behalf of the Pari Passu Lenders, and all loans and other extensions of credit made or deemed made before, on and after the date hereof by the Interim Notes Collateral Agent or any of the Interim Notes Noteholders to the Obligors, and all Interim Notes acquired, shall be deemed to have been given and made, or acquired, as applicable, in reliance upon this Agreement.  Each of the Existing Notes Collateral Agent (on behalf of itself and the Existing Notes Noteholders), the Working Capital Facility Collateral Agent (on behalf of itself and the Working Capital Facility Lenders) and the Pari Passu Collateral Agent (on behalf of itself and the Pari Passu Lenders) acknowledge that it and the relevant Noteholders and Working Capital Facility Lenders and Pari Passu Lenders, as applicable, have, independently and without reliance on the Interim Notes Collateral Agent, the Interim Notes Trustee, or any Interim Notes Noteholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Existing Notes Documents, the Working Capital Facility Documents or the Pari Passu Indebtedness Documents, as applicable, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Existing Notes Documents, the Working Capital Facility Documents or the Pari Passu Indebtedness Documents, as applicable, or this Agreement.

(b)           The Senior Subordinated Secured Parties hereby acknowledge, confirm and agree that, for the purposes of determining the Working Capital Facility Debt Cap, the Working Capital Facility Collateral Agent and the Working Capital Facility Lenders shall be entitled to conclusively rely, and shall be fully protected in conclusively relying, upon, without further inquiry, each certificate duly executed by the president, the chief executive officer, the chief financial officer, the treasurer, or the principal accounting officer of the Company in the form established by the Working Capital Facility Agreement certifying that such principal or face amount of Working Capital Facility Indebtedness is, at the time of its incurrence, not greater than the Working Capital Facility Debt Cap, taking into account the principal or face amount of any other Working Capital Facility Indebtedness that will remain outstanding immediately following the incurrence of such additional Working Capital Facility Indebtedness.  Such certificate shall be addressed to and delivered to the Notes Collateral Agent substantially concurrently with the delivery of such certificate to the Working Capital Facility Collateral Agent and/or the Working Capital Facility Lenders; provided, that the Working Capital Facility Collateral Agent’s and Working Capital Facility Lenders’ ability to rely on such certificate shall not be conditioned on the receipt of such certificate by the Notes Collateral Agent or the Pari Passu Collateral Agent.

(c)           The Working Capital Facility Collateral Agent, the Working Capital Facility Lenders, the Notes Collateral Agent and the Noteholders hereby acknowledge, confirm and agree that, for the purposes of determining the Pari Passu Indebtedness Cap, the Pari Passu Collateral Agent and the Pari Passu Lenders shall be entitled to conclusively rely, and shall be fully protected in conclusively relying, upon, without further inquiry, each certificate duly executed by the president, the chief executive officer, the chief financial officer, the treasurer, or the principal accounting officer of the Company in the form established by the applicable Pari Passi Indebtedness Document certifying that such principal or face amount of Pari Passu Indebtedness is, at the time of its incurrence, not greater than the Pari Passu Indebtedness Cap, taking into account the principal or face amount of any other Pari Passu Indebtedness that will remain outstanding immediately following the incurrence of such additional Pari Passu Indebtedness.  Such certificate shall be addressed to and delivered to the Notes Collateral Agent and the Working Capital Facility Collateral Agent substantially concurrently with the delivery of such certificate to the Pari Passu Collateral Agent and/or the Pari Passu Lenders; provided, that the Pari Passu Collateral Agent’s and Pari Passu Lenders’ ability to rely on such certificate shall not be conditioned on the receipt of such certificate by the Notes Collateral Agent or the Working Capital Facility Collateral Agent.

7.2                                 No Warranties or Liability.  Each of the Notes Collateral Agent (on behalf of itself and the Noteholders) and the Pari Passu Collateral Agent (on behalf of itself and the Pari Passu Lenders) acknowledges and agrees that neither the Working Capital Facility Collateral Agent nor any Working Capital Facility Lender has made any express or implied representation or warranty, including, without limitation, with respect to the execution, validity, legality, completeness, collectibility, or enforceability of any of the Working Capital Facility Obligations or the Working Capital Facility Documents.  The Working Capital Facility Collateral Agent and the Working Capital Facility Lenders will be entitled to manage and supervise their respective loans and extensions of credit to the Company in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Working Capital Facility Collateral Agent and the Working Capital Facility Lenders may manage their loans and extensions of credit without regard to any rights or interests that any of the Senior Subordinated Secured Parties have in the Shared Collateral or otherwise, except as otherwise expressly provided in this Agreement.  Neither the Working Capital Facility Collateral Agent nor any Working Capital Facility Lender shall have any duty to any of the Senior Subordinated Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Obligor (including, without limitation, the Notes Documents and the Pari Passu Indebtedness Documents), regardless of any knowledge thereof which they may have or be charged with.

Each of the Working Capital Facility Collateral Agent (on behalf of itself and the Working Capital Facility Lenders, the Existing Notes Collateral Agent (on behalf of itself and the Existing Notes Noteholders) and the Pari Passu Collateral Agent (on behalf of itself and the Pari Passu Lenders) acknowledges and agrees that neither the Interim Notes Trustee, Interim Notes Collateral Agent nor any Interim Notes Noteholder has made any express or implied representation or warranty, including, without limitation, with respect to the execution, validity, legality, completeness, collectability, or enforceability of any of the Interim Notes Obligations or the Interim Notes Documents or any other Obligations or Secured Debt Documents or this Agreement.  The Interim Notes Trustee, Interim Notes Collateral Agent and the Interim Notes Noteholders will be entitled to manage and supervise their respective loans and extensions of credit to the Company in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Interim Notes Trustee, Interim Notes Collateral Agent and the Interim Notes Noteholders may manage their loans and extensions of credit without regard to any rights or interests that any of the other Secured Parties have in the Shared Collateral or otherwise, except as otherwise expressly provided in this Agreement.  Neither the Interim Notes Trustee, Interim Notes Collateral Agent nor any of the Interim Notes Noteholders shall have any duty to any other Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any Obligor (including, without limitation, the Working Capital Facility Documents, the Notes Documents and the Pari Passu Indebtedness Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3                                 No Waiver of Lien Priorities; Effectiveness as to Certain Persons

(a)                                  No right of the Working Capital Facility Lenders, the Working Capital Facility Collateral Agent, the Interim Notes Collateral Agent or the Interim Notes Noteholders, or any of them, to enforce any provision of this Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor or by any act or failure to act by any Working Capital

Facility Lender or the Working Capital Facility Collateral Agent or the Interim Notes Collateral Agent or the Interim Notes Noteholders, as applicable, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Working Capital Facility Documents, any of the Notes Documents or any of the Pari Passu Indebtedness Documents, regardless of any knowledge thereof which the Working Capital Facility Collateral Agent or the Working Capital Facility Lenders, or the Interim Notes Collateral Agent or the Interim Notes Noteholders, or any of them, may have or be otherwise charged with.

Except during any period in which Working Capital Facility Documents are in effect and the Working Capital Facility Lenders have any obligation to extend or maintain credit thereunder or Working Capital Facility Indebtedness is outstanding thereunder, the provisions of this Agreement in favor of the Working Capital Facility Collateral Agent and the Working Capital Facility Lenders, or relating to the Working Capital Facility Indebtedness or any Working Capital Facility Documents, or any Liens thereunder or Collateral therefor, shall not be effective, and the Interim Notes Collateral Agent shall constitute the Controlling Collateral Agent for all purposes hereof, and the Interim Notes Noteholders and the Interim Notes Collateral Agent shall not constitute Junior Secured Parties hereunder and shall instead constitute Controlling Secured Parties hereunder.

Except during any period in which Pari Passu Indebtedness Documents are in effect and the Pari Passu Lenders have any obligation to extend or maintain credit thereunder or Pari Passu Indebtedness is outstanding thereunder, the provisions of this Agreement in favor of the Pari Passu Collateral Agent and the Pari Passu Lenders, or relating to the Pari Passu Indebtedness or any Pari Passu Documents, or any Liens thereunder or Collateral therefor, shall not be effective.

(b)                                 Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Obligors under the Working Capital Facility Documents and subject to the provisions of Section 5.3(a)), the Working Capital Facility Lenders, the Working Capital Facility Collateral Agent or any of one or more of them may, at any time and from time to time, without the consent of, or notice to, any Junior Secured Party, without incurring any liabilities to any Junior Secured Party and without impairing or releasing the lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any Junior Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

(i)                                     change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any of the Working Capital Facility Indebtedness or any Lien in any Working Capital Facility Collateral or guaranty thereof or any liability of any Obligor or any other Person to any of the Working Capital Facility Lenders or the Working Capital Facility Collateral Agent (including, without limitation, any increase in or extension of any of the Working Capital Facility Indebtedness, without any restriction as to the amount, tenor or terms of any such increase or extension, subject to the principal amount thereof not exceeding the Working Capital Facility Debt Cap) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any of the Working Capital Facility Documents;

(ii)                                  sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Working Capital Facility Collateral or any liability of any Obligor or any other Person to any of the Working Capital Facility Lenders or the Working Capital Facility Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

(iii)                               settle or compromise any Working Capital Facility Obligations or any other liability of any Obligor or any other Person or any Lien therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, any of the Working Capital Facility Indebtedness) in any manner or order; and

(iv)                              exercise or delay in or refrain from exercising any right or remedy against any Obligor or any other Person or any Working Capital Facility Collateral or any Lien therefor, elect any remedy and otherwise deal freely with any Obligor or any other Person or any Working Capital Facility Collateral or any Lien therefor.

Without in any way limiting the generality of the foregoing paragraphs (but subject to the rights of the Obligors under the Interim Notes Documents and subject to the provisions of Section 5.3(a)), the Interim Notes Noteholders, the Interim Notes Trustee, the Interim Notes Collateral Agent or any of one or more of them may, at any time and from time to time, without the consent of, or notice to, any Working Capital Facility Lender or the Working Capital Facility Collateral Agent or any other Secured Party, without incurring any liabilities to any other Secured Party and without impairing or releasing the lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any other Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:

(i)                                     change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend, increase or alter, the terms of any of the Interim Notes Obligations or any Lien in any Collateral or guaranty thereof or any liability of any Obligor or any other Person to any of the Interim Notes Noteholders, the Interim Notes Collateral Agent or any of one or more of them (including, without limitation, any increase in or extension of any of the Interim Notes Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension, or otherwise amend, renew, exchange, extend, modify or supplement in any manner any of the Interim Notes Obligations or the Interim Notes Documents;

(ii)                                  except as otherwise expressly provided herein, sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of any Obligor or any other Person to any of the Interim Notes Noteholders, the Interim Notes Collateral Agent or any of one or more of them, or any liability incurred directly or indirectly in respect thereof;

(iii)                               settle or compromise any Interim Notes Obligations or any other liability of any Obligor or any other Person or any Lien therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, any of the Interim Notes Obligations) in any manner or order (subject in the case of Proceeds of Shared Collateral, to the provisions of this Agreement); and

(iv)                              exercise or delay in or refrain from exercising any right or remedy against any Obligor or any other Person or any Collateral or any Lien therefor, elect any remedy and otherwise deal freely with any Obligor or any other Person or any Collateral or any Lien therefore (subject in the case of Proceeds of Shared Collateral, to the provisions of this Agreement).

(c)                                  Each of the Notes Collateral Agent (on behalf of itself and the Noteholders) and the Pari Passu Collateral Agent (on behalf of itself and the Pari Passu Lenders) also agrees that the Working Capital Facility Lenders and the Working Capital Facility Collateral Agent shall have no liability to the Notes Collateral Agent or any Noteholder, on the one hand, and the Pari Passu Collateral Agent or any Pari Passu Lender, on the other hand, and each of the Notes Collateral Agent (on behalf of itself and the Noteholders) and the Pari Passu Collateral Agent (on behalf of itself and the Pari Passu Lenders), hereby waives any claim against any Working Capital Facility Lender or the Working Capital Facility Collateral Agent, arising out of any and all actions which any of the Working Capital Facility Lenders or the Working Capital Facility Collateral Agent may take or permit or omit to take (if not in violation of the provisions of this Agreement or applicable law ) with respect to: (i) any of the Working Capital Facility Documents, (ii) the collection of any of the Working Capital Facility Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any of the Working Capital Facility Collateral in accordance with this Agreement and applicable law.  Each of the Notes Collateral Agent (on behalf of itself and the Noteholders) and the Pari Passu Collateral Agent (on behalf of itself and the Pari Passu Lenders), agrees that the Working Capital Facility Lenders and the Working Capital Facility Collateral Agent has no duty to them in respect of the maintenance or preservation of the Working Capital Facility Collateral, the Working Capital Facility Obligations or otherwise except as expressly set forth herein.

Each of the Working Capital Facility Collateral Agent (on behalf of itself and the Working Capital Facility Lenders), the Existing Notes Collateral Agent (on behalf of itself and the Existing Notes Noteholders) and the Pari Passu Collateral Agent (on behalf of itself and the Pari Passu Lenders) also agrees that the Interim Notes Noteholders and the Interim Notes Collateral Agent shall have no liability to the Working Capital Facility Collateral Agent or any Working Capital Facility Lender, on one hand, the Existing Notes Collateral Agent or any Existing Notes Noteholder, on another hand, and the Pari Passu Collateral Agent or any Pari Passu Lender, on another hand, and each of the Working Capital Facility Collateral Agent (on behalf of itself and the Working Capital Facility Lenders), the Existing Notes Collateral Agent (on behalf of itself and the Existing Notes Noteholders) and the Pari Passu Collateral Agent (on behalf of itself and the Pari Passu Lenders), hereby waives any claim against any Interim Notes Noteholders and the Interim Notes Collateral Agent or the Interim Notes Trustee, arising out of any and all actions which any of the Interim Notes Noteholders and the Interim Notes Collateral Agent may take or permit or omit to take (if not in violation of the provisions of this Agreement or applicable law) with respect to: (i) any of the Interim Notes Documents, (ii) the collection of any of the Interim Notes Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any of the Collateral in accordance with this Agreement and applicable law.  Each of the Working Capital Facility Collateral Agent (on behalf of itself and the Working Capital Facility Lenders), the Existing Notes Collateral Agent (on behalf of itself and the Existing Notes Noteholders) and the Pari Passu Collateral Agent (on behalf of itself and the Pari Passu Lenders), agrees that the Interim Notes Noteholders and the Interim Notes Collateral Agent has no duty to them in respect of the maintenance or preservation of the Collateral, the Interim Notes Obligations or otherwise except as expressly set forth herein.

(d)                                 Each of the Notes Collateral Agent (on behalf of itself and the Noteholders) and the Pari Passu Collateral Agent (on behalf of itself and the Pari Passu Lenders) agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law or any other similar rights a junior secured creditor may have under applicable law.

7.4                                 Obligations Unconditional.  All rights, interests, agreements and obligations of the Working Capital Facility Collateral Agent and the Working Capital Facility Lenders, the Existing Notes Collateral Agent and the Existing Notes Noteholders, the Interim Notes Collateral Agent and the Interim Notes Noteholders,  and the Pari Passu Collateral Agent and the Pari Passu Lenders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)                                  any lack of validity or enforceability of any Working Capital Facility Document, any Notes Documents or any Pari Passu Indebtedness Document;

(b)                                 any change in the time, manner or place of payment of, or in any other terms of, all or any of the Working Capital Facility Obligations, Notes Obligations or Pari Passu Obligations, or any amendment or waiver or other modification (including, without limitation, any increase in the amount thereof, whether by course of conduct or otherwise) of the terms of (i) the Working Capital Facility Agreement or any other Working Capital Facility Document, (ii) the Indentures or any other Notes Documents, or (iii) any Pari Passu Indebtedness Document;

(c)                                  any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Working Capital Facility Obligations, Notes Obligations or Pari Passu Obligations, any Secured Debt Documents, or any guarantee of any of the foregoing;

(d)                                 the commencement of any Insolvency Proceeding in respect of any Obligor; or

(e)                                  any other circumstances which otherwise might constitute a defense available to, or a discharge of, any Obligor in respect of any of the Working Capital Facility Obligations, the Interim Notes Obligations, the Pari Passu Indebtedness or the Existing Notes Obligations, or of any Junior Secured Party in respect of this Agreement.

(f)                                    Nothing in this Section 7.4 shall be construed as a consent or waiver by the Working Capital Facility Collateral Agent or any Working Capital Facility Lender to any action by the Notes Collateral Agent or the Noteholders or under any of the Notes Documents, or any action by the Pari Passu Collateral Agent and the Pari Passu Lenders under any of the Pari

Passu Indebtedness Documents, that is not otherwise permitted under the Working Capital Facility Documents.  Nothing in this Section 7.4 shall be construed as a consent or waiver by the Interim Notes Collateral Agent or any Interim Notes Noteholder to any action by the Working Capital Facility Collateral Agent or any Working Capital Facility Lender or under any of the Working Capital Facility Documents, or any action by the Existing Notes Collateral Agent or the Existing Notes Noteholders or under any of the Existing Notes Documents, or any action by the Pari Passu Collateral Agent and the Pari Passu Lenders under any of the Pari Passu Indebtedness Documents, that is not otherwise permitted under the Interim Notes Documents.

Section 8. Miscellaneous.

8.1                                 Conflicts.  In the event of any conflict between the provisions of this Agreement and the provisions of any of the Working Capital Facility Documents, any of the Notes Documents or the Pari Passu Indebtedness Documents, the provisions of this Agreement shall govern.  In the event of any conflict between any instruction, request or direction given by the Controlling Collateral Agent to any Trustee or any Junior Secured Party pursuant to, and in accordance with, this Agreement and any instruction, request or direction given by any Working Capital Facility Lender or the Interim Notes Collateral Agent (unless it is acting as the Controlling Collateral Agent) or the Existing Notes Collateral Agent or Pari Passu Collateral Agent or any Interim Notes Noteholder or Pari Passu Lender or Existing Notes Noteholder to any Trustee or any Junior Secured Party pursuant to, and in accordance with, this Agreement, the instruction, request or direction given by the Controlling Collateral Agent shall govern.

8.2                                 Continuing Nature of this Agreement.  This Agreement shall continue to be effective until only one Series of Secured Debt remains outstanding.  This is a continuing agreement of lien subordination, and the Working Capital Facility Collateral Agent and Working Capital Facility Lenders may continue, at any time and without notice to any Junior Secured Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Obligors in reliance on this Agreement.  Each of the Working Capital Facility Collateral Agent, on behalf of itself and, to the extent permitted by applicable law, the Working Capital Facility Lenders, the Notes Collateral Agent, on behalf of itself and, to the extent permitted by applicable law, the Noteholders, and the Pari Passu Collateral Agent, on behalf of itself and, to the extent permitted by applicable law, the Pari Passu Lenders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement.  The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding.

8.3                                 Amendments; Waivers.  No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed by the Existing Notes Collateral Agent, the Interim Notes Collateral Agent, the Pari Passu Collateral Agent (if any Pari Passu Indebtedness shall be outstanding) (and with respect to any such waiver, amendment or modification which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any Guarantor, with the consent of the Company) and the Working Capital Facility Collateral Agent (if any Working Capital Facility Obligations shall be outstanding) and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.  Except as expressly provided herein, the Company and any other Obligor shall not have any right to amend, modify or waive any provision of this Agreement, nor shall any consent or signed writing be required of any of them to effect any amendment, modification or waiver of any provision of this Agreement.

8.4                                 Information Concerning Financial Condition of the Company and its Subsidiaries.  The Working Capital Facility Collateral Agent and the Working Capital Facility Lenders, in the first instance, the Notes Collateral Agent and the Noteholders, in the second instance, and the Pari Passu Collateral Agent and the Pari Passu Lenders, in the third instance, shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its subsidiaries and all Obligors in respect of the Working Capital Facility Obligations or the Notes Obligations or the Pari Passu Obligations, as the case may be, and (b) all other circumstances bearing upon the risk of nonpayment of the Working Capital Facility Obligations, the Notes Obligations or the Pari Passu Obligations.  The Working Capital Facility Collateral Agent and the Working Capital Facility Lenders and the Interim Notes Collateral Agent and the Interim Notes Noteholders each shall have no duty to advise any other Secured Party of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event the Working Capital Facility Collateral Agent or any of the Working Capital Facility Lenders, or the Interim Notes Collateral Agent or any of the Interim Notes Noteholders, in each case in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other Secured Party, it or they shall be under no obligation (i) to provide any additional information or to provide any such information on any subsequent occasion, (ii) to undertake any investigation or (iii) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential, so long as the failure to disclose such information will not render information which was disclosed materially misleading.  None of the Senior Subordinated Secured Parties shall have a duty to advise the Working Capital Facility Collateral Agent or any Working Capital Facility Lender or any other Secured Party of information known to it or them regarding such condition or any such circumstances or otherwise.  In the event any Junior Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Working Capital Facility Collateral Agent or any Working Capital Facility Lender, it or they shall be under no obligation (i) to provide any additional information or to provide any such information on any subsequent occasion, (ii) to undertake any investigation or (iii) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential, so long as the failure to disclose such information will not render information which was disclosed materially misleading.

8.5                                 Application of Payments.  As among the Working Capital Facility Collateral Agent and the Working Capital Facility Lenders, in the first instance, and the Notes Collateral Agent and the Noteholders, in the second instance, and the Pari Passu Collateral Agent and the Pari Passu Lenders, in the third instance, all payments received by the Working Capital Facility Collateral Agent or the Working Capital Facility Lenders may be applied, reversed and reapplied, in whole or in part, to such part of the Working Capital Facility Indebtedness (subject to the principal amount thereof not exceeding the Working Capital Facility Debt Cap) as the Working Capital Facility Collateral Agent and/or the Working Capital Facility Lenders, in their sole discretion, deem appropriate.  As among the Working Capital Facility Collateral Agent and the Working Capital Facility Lenders, in the first instance, and the Interim Notes Collateral Agent, the Interim Notes Trustee, and the Interim Notes Noteholders, in the second instance, and the Existing Notes Collateral Agent and the Existing Notes Noteholders, in the third instance, and the Pari Passu Collateral Agent and the Pari Passu Lenders, in the fourth instance, all payments received by the Interim Notes Collateral Agent or the Interim Notes Noteholders may be applied, reversed and reapplied, in whole or in part, to such part of the Interim Notes Obligations as the Interim Notes Collateral Agent and/or the Interim Notes Noteholders, in their sole discretion, deem appropriate.  The Notes Collateral Agent (on behalf of itself and the Noteholders) and the Pari Passu Collateral Agent (on behalf of itself and the Pari Passu Lenders) assents to any extension or postponement of the time of payment of the Working Capital Facility Indebtedness or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any Shared Collateral which may at any time secure any part of the Working Capital Facility Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.  The Working Capital Facility Collateral Agent (on behalf of itself and the Working Capital Facility Lenders) and the Existing Notes Collateral Agent (on behalf of itself and the Existing Notes Noteholders) and the Pari Passu Collateral Agent (on behalf of itself and the Pari Passu Lenders) assents to any extension or postponement of the time of payment of the Interim Notes Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any Shared Collateral which may at any time secure any part of the Existing Notes Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.6                                 Notices.  All notices to the Existing Notes Noteholders, the Interim Notes Noteholders, the Pari Passu Lenders and the Working Capital Facility Lenders permitted or required under this Agreement may be sent to the Existing Notes Collateral Agent, the Interim Notes Collateral Agent, the Pari Passu Collateral Agent and the Working Capital Facility Collateral Agent, respectively.  Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or four (4) Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed).  For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.7                                 Joinder of Additional Secured Parties

(a)                                  The Pari Passu Collateral Agent and the Pari Passu Lenders may, upon compliance with the relevant provisions of the Secured Debt Documents, become parties hereto by executing and delivering to the Controlling Collateral Agent and the Interim Notes Collateral Agent (a) a joinder agreement in the form attached hereto as Exhibit A (“Joinder Agreement”) and (b) copy of the agreements evidencing such Pari Passu Indebtedness to which such Person is a party.  Upon the execution and delivery of any such copy of this Agreement by any such Person, such Person, shall, upon delivery thereof to the Controlling Collateral Agent and the Interim Notes Collateral Agent, thereafter become a party to this Agreement.

(b)                                 The Working Capital Facility Collateral Agent may, upon compliance with the relevant provisions of the Secured Debt Documents, become a party hereto by executing and delivering to the Controlling Collateral Agent and the Interim Notes Collateral Agent (a) the Joinder Agreement, and (b) a copy of the agreements evidencing such Working Capital Facility Indebtedness to which such Person is a party.  Upon the execution and delivery of any such copy of this Agreement by any such Person, such Person, shall, upon delivery thereof to the Controlling Collateral Agent and the Interim Notes Collateral Agent, thereafter become a party to this Agreement.

8.8                                 Further Assurances.

(a)                                  The Working Capital Facility Collateral Agent (on behalf of itself and the Working Capital Facility Lenders), the Existing Notes Collateral Agent (on behalf of itself and the Existing Notes Noteholders), the Interim Notes Collateral Agent (on behalf of itself and the Interim Notes Noteholders), the Pari Passu Collateral Agent (on behalf of itself and the Pari Passu Lenders) and the Company, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Working Capital Facility Collateral Agent, the Existing Notes Collateral Agent, the Interim Notes Collateral Agent, or the Pari Passu Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.

8.9                                 Governing Law.  This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be governed by and construed and enforced in accordance with the laws of the State of New York.

8.10                           Binding on Successors and Assigns.  This Agreement shall be binding upon the Working Capital Facility Collateral Agent, the Working Capital Facility Lenders, the Existing Notes Trustee, the Interim Notes Trustee, the Existing Notes Collateral Agent, the Interim Notes Collateral Agent, the Noteholders, the Pari Passu Collateral Agent, the Pari Passu Lenders, and their respective permitted successors and assigns.

8.11                           Specific Performance.  Each of the Working Capital Facility Collateral Agent and the Working Capital Facility Lenders, in the first instance, the Interim Notes Collateral Agent and the Interim Notes Noteholders, in the second instance, and the Pari Passu Collateral Agent and the Pari Passu Lenders, in the third instance, may demand specific performance of this Agreement.  The Working Capital Facility Collateral Agent (on behalf of itself and the Working Capital Facility Lenders), the Existing Notes Collateral Agent (on behalf of itself and the Existing Notes Noteholders), the Interim Notes Collateral Agent (on behalf of itself and the Interim Notes Noteholders), and the Pari Passu Collateral Agent (on behalf of itself and the Pari Passu Lenders) hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Interim Notes Collateral Agent or the Interim Notes Noteholders, the Working Capital Facility Collateral Agent or the Working Capital Facility Lenders, or the Pari Passu Collateral Agent or the Pari Passu Lenders, as the case may be.

8.12                           Section Titles; Time Periods; Capacities.  The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.  In the computation of time periods, unless otherwise specified, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding” and the word “through” means “to and including”.  All references to the Company or any Guarantor shall include the Company or such Guarantor as an obligor under the Working Capital Facility Documents, any of the Notes Documents or the Pari Passu Indebtedness Documents, regardless of its capacity as a Company or guarantor thereunder.

8.13                           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same document.  Delivery of an executed counterpart of this Agreement by facsimile or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by facsimile or electronic transmission also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

8.14                           Authorization.  By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement and to bind the Persons for which it acts as Authorized Representative to the terms and conditions hereof.

8.15                           No Third Party Beneficiaries.  This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Working Capital Facility Lenders, the Noteholders and the Pari Passu Lenders.  Nothing in this Agreement shall impair, as between the Obligors and the Working Capital Facility Collateral Agent and the Working Capital Facility Lenders, or as between the Obligors and the Trustee, the Notes Collateral Agent and the Noteholders, or as between the Obligors and the Pari Passu Collateral Agent and the Pari Passu Lenders, the obligations of the Obligors to pay principal, interest, fees and other amounts as provided in the Working Capital Facility Documents, the Notes Documents and the Pari Passu Indebtedness Documents, respectively.

8.16                           Subrogation.  With respect to the value of any payments or distributions in cash or other assets that any of the Noteholders or the Notes Collateral Agent, on the one hand, or any of the Pari Passu Lenders or the Pari Passu Collateral Agent, on the other hand, pays over to the Working Capital Facility Collateral Agent or the Working Capital Facility Lenders under the terms of this Agreement (including, without limitation, any payments pursuant to Section 5.6(b)), the Noteholders and the Notes Collateral Agent, on the one hand, and the Pari Passu Lenders and the Pari Passu Collateral Agent, on the other hand, shall be subrogated to the rights of the Working Capital Facility Collateral Agent and the Working Capital Facility Lenders; provided, that the Notes Collateral Agent (on behalf of itself and the Noteholders) and the Pari Passu Collateral Agent (on behalf of itself and the Pari Passu Lenders) hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Working Capital Facility Obligations.  With respect to the value of any payments or distributions in cash or other assets that any of the Existing Notes Noteholders or the Existing Notes Collateral Agent, on the one hand, or any of the Pari Passu Lenders or the Pari Passu Collateral Agent, on the other hand, pays over to the Interim Notes Collateral Agent or the

Interim Notes Noteholders under the terms of this Agreement (including, without limitation, any payments pursuant to Section 5.6(b)), the Existing Notes Noteholders and the Existing Notes Collateral Agent, on the one hand, and the Pari Passu Lenders and the Pari Passu Collateral Agent, on the other hand, shall be subrogated to the rights of the Interim Notes Collateral Agent and the Interim Notes Noteholders; provided, that the Existing Notes Collateral Agent (on behalf of itself and the Existing Notes Noteholders) and the Pari Passu Collateral Agent (on behalf of itself and the Pari Passu Lenders) hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Interim Notes Obligations.  The Company acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Notes Collateral Agent, the Noteholders, the Pari Passu Collateral Agent or the Pari Passu Lenders that are paid over to the Working Capital Facility Collateral Agent or the Working Capital Facility Lenders or the Interim Notes Collateral Agent or the Interim Notes Noteholders pursuant to this Agreement shall not reduce any of the relevant Notes Indebtedness or the Pari Passu Indebtedness, as applicable.

8.17                           Certain Regulatory Requirements.  Notwithstanding any provision to the contrary in this Agreement, no party to this Agreement will take any action hereunder in contravention of Section 6.15 of the Interim Notes Collateral Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Existing Notes Trustee and Existing Notes Collateral Agent

By:	/s/ Patrick T. Giordano
Name: Patrick T. Giordano
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Interim Notes Trustee and Interim Notes Collateral Agent

By:	/s/ Patrick T. Giordano
Name: Patrick T. Giordano
Title: Vice President

Amended and Restated Intercreditor Agreement

OBLIGOR ACKNOWLEDGMENT

Each of the undersigned hereby acknowledges and agrees to the foregoing terms and provisions.  By its signature below, the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions of the within and foregoing Intercreditor Agreement.

Each of the undersigned agrees that the Controlling Collateral Agent possessing or controlling Shared Collateral does so as bailee and agent for perfection (such bailment and agency for perfection being intended, among other things, to satisfy the requirements of Sections 8-301(a)(2) and 9-313(c) of the UCC) for the other Secured Parties, to the extent each has a Lien on such Shared Collateral, and is hereby authorized to and may turn over such Shared Collateral to the Interim Notes Collateral Agent or, after the Discharge of Interim Note Obligations, the Pari Passu Collateral Agent, in accordance with the foregoing Intercreditor Agreement, after the Discharge of Working Capital Facility Obligations.

Each of the undersigned acknowledges and agrees that: (i) although it may sign this Obligor Acknowledgment to the Intercreditor Agreement it is not a party thereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Intercreditor Agreement and (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of the Working Capital Facility Collateral Agent, the Notes Collateral Agent or the Pari Passu Collateral Agent to effectuate the provisions and purposes of the foregoing Intercreditor Agreement.

FIBERTOWER CORPORATION
FIBERTOWER NETWORK SERVICES CORP.
ART LEASING, INC.
ART LICENSING CORP.
TELIGENT SERVICES ACQUISITION, INC.
FIBERTOWER SOLUTIONS CORPORATION

By:	/s/ Thomas A. Scott
Name: Thomas A. Scott
Title: Chief Financial Officer

Address:

185 Berry St., Suite 4800
San Francisco, CA 94107
Attention: Chief Financial Officer
Telecopy No.: (415) 659-0007
email address: tscott@fibertower.com

Amended and Restated Intercreditor Agreement

Exhibit A

[FORM OF JOINDER AGREEMENT]

JOINDER AGREEMENT, dated as of [                          ,            ], to the AMENDED AND RESTATED INTERCREDITOR AGREEMENT, dated as of [               ] [    ], 2009 (as amended, restated or otherwise modified from time to time, the “Intercreditor Agreement”), among (a) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as trustee pursuant to the Existing Notes Indenture (as hereinafter defined) for the Existing Notes Noteholders (as hereinafter defined) (in such capacity, together with its successors and assigns in such capacity, the “Existing Notes Trustee”); (b) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as collateral agent pursuant to the Existing Notes Collateral Agreements (as hereinafter defined) for the benefit of the Existing Notes Trustee and the Existing Notes Noteholders (in such capacity, together with its successors and assigns in such capacity, the “Existing Notes Collateral Agent”); (c) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as trustee pursuant to the Interim Notes Indenture (as hereinafter defined) for the Interim Notes Noteholders (as hereinafter defined) (in such capacity, together with its successors and assigns in such capacity, the “Interim Notes Trustee”); (d) WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as collateral agent pursuant to the Interim Notes Collateral Agreements (as hereinafter defined) for the benefit of the Interim Notes Trustee and the Interim Notes Noteholders (in such capacity, together with its successors and assigns in such capacity, the “Interim Notes Collateral Agent”); (e) each additional AUTHORIZED REPRESENTATIVE from time to time party hereto for the Additional Secured Parties of the Series of Secured Debt with respect to which it is acting in such capacity; and (f) FIBERTOWER CORPORATION, a Delaware corporation, FIBERTOWER NETWORK SERVICES CORP., a Delaware corporation, ART LEASING, INC., a Delaware corporation, TELIGENT SERVICES ACQUISITION, INC., a Delaware corporation, ART LICENSING CORP., a Delaware corporation, and FIBERTOWER SOLUTIONS CORPORATION, a Delaware corporation.

A.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B.  As a condition to the ability of the Company to incur Working Capital Facility Indebtedness or Pari Passu Indebtedness and to secure such indebtedness with a Lien on the Shared Collateral, in each case under and pursuant to the Intercreditor Agreement, the Working Capital Facility Collateral Agent and the Pari Passu Collateral Agent, as the case may be, is required to become an Authorized Representative under, and is required to become subject to and bound by, the Intercreditor Agreement.  Section 8.7 of the Intercreditor Agreement provides that such Persons may become an Authorized Representative under, and become subject to and bound by, the Intercreditor Agreement, pursuant to the execution and delivery by such Person of a joinder agreement in the form of this Joinder Agreement.  The undersigned is executing this Joinder Agreement in accordance with the requirements of the applicable Secured Debt Documents.

SECTION 1.  Accordingly, the undersigned (the “Additional Authorized Representative”) by its signature below becomes an Authorized Representative under, and the related Additional Secured Parties become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the Additional Authorized Representative had originally been named therein as an Authorized Representative, and the Additional Authorized Representative, on behalf of itself and such Additional Secured Parties, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as an Authorized Representative in respect of such Obligations and the Additional Secured Parties that it represents as Secured Parties.  The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.  [The undersigned Additional Authorized Representative hereby acknowledges that (i) the Notes Collateral Agent, acting for and on behalf of the Noteholders, has been granted Liens upon the Noteholder Collateral pursuant to the Notes Documents to secure the Notes Obligations and (ii) to the extent any Pari Passu Indebtedness is outstanding, the Pari Passu Collateral Agent, acting for and on behalf of the Pari Passu Lenders, has been granted Liens upon the Pari Passu Collateral pursuant to the Pari Passu Indebtedness Documents to secure the Pari Passu Obligations (subject to the principal amount thereof not exceeding the Pari Passu Indebtedness Cap)(1)] [The undersigned Additional Authorized Representative hereby acknowledges that (i) to the extent any Working Capital Facility Indebtedness is outstanding, the Working Capital Facility Collateral Agent, acting for and on behalf of Working Capital Facility Lenders, has been granted Liens upon the Working Capital Facility Collateral pursuant to the Working Capital Facility Documents to secure the Working Capital Facility Obligations (subject to the principal amount thereof not exceeding the Working Capital Facility Debt Cap) and (ii) the Notes Collateral Agent, acting for and on behalf of the Noteholders, has been granted Liens upon the Noteholder Collateral pursuant to the Notes Documents to secure the Notes Obligations.(2)]

SECTION 3.  The undersigned Additional Authorized Representative represents and warrants to the Controlling Agent and the other Secured Parties that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent] [trustee], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the applicable Secured Debt Documents provide that, upon the Additional Authorized Representative’s entry into this Agreement, the Additional Secured Parties that it represents, will be subject to and bound by the provisions of the Intercreditor Agreement as Secured Parties.

SECTION 4.  This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Joinder Agreement shall become effective when the Controlling Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signature of the undersigned Additional Authorized Representative.  Delivery of an executed signature page to this Joinder Agreement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 5.  Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

(1) Include for Joinder Agreement executed by Working Capital Facility Collateral Agent.

(2) Include for Joinder Agreement executed by Pari Passu Collateral Agent.

SECTION 6.  THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature on following page]

IN WITNESS WHEREOF, the undersigned Additional Authorized Representative and the Controlling Agent have duly executed this Joinder Agreement as of the day and year first above written.

[NAME OF ADDITIONAL AUTHORIZED REPRESENTATIVE], as [ ] for the holders of [ ],

By:
Name:
		Title:	Authorized Signatory

Address for notices:

Attention of:
Telecopy:

ACKNOWLEDGED AND AGREED:

[NAME OF CONTROLLING COLLATERAL AGENT],
as Controlling Collateral Agent,

By:
Name:
Title:	Authorized Signatory

Address for notices:

Attention of:
Telecopy: